As filed with the Securities and Exchange Commission on August 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Zeo Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	98-1601409
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7625 Little Rd, Suite 200A

New Port Richey, FL 34654

Telephone: (727) 375-9375

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Bridgewater

Chief Executive Officer

Zeo Energy Corp.

7625 Little Rd, Suite 200A

New Port Richey, FL 34654

Telephone: (727) 375-9375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam Berkaw, Esq.
Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	a base prospectus to be used in connection with offerings and sales by Zeo Energy Corp., a Delaware corporation (the “Company”) from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $150,000,000 (the “Shelf Prospectus”);

●	a combined resale prospectus to be used in connection with the potential resale by the selling stockholders named therein of up to an aggregate of up to 60,670,613 outstanding shares of the Company’s Class A Common Stock, par value $0.0001 (the “Class A Common Stock”) held or acquirable by the selling stockholders as described further below (the “Selling Stockholder Prospectus”).

The Company had filed a registration statement under Form S-1 (File No. 333- 291120) on October 28, 2025, which was declared effective by the Securities and Exchange Commission on January 30, 2026 (as amended, the “Existing S-1 Registration Statement”).

In the Existing S-1 Registration Statement and related prospectus, the following securities were registered:

(i)	the resale from time to time of the remaining 46,617,006 shares of Class A Common Stock by the selling stockholders named in the prospectus contained therein or their permitted transferees;

(ii)	up to 10,713,607 shares of Class A Common Stock (the “ELOC Shares”) for resale, from time to time by White Lion Capital, LLC (“White Lion”) pursuant to an equity line of credit program between the Company and White Lion, and (ii) up to $100,000 worth of Class A Common Stock issuable to White Lion as commitment shares, which were subsequently issued to White Lion in an amount equal to 66,225 shares of Class A Common Stock of 1933, as amended (the “Securities Act”).

The Selling Stockholder Prospectus included herein is a combined prospectus, which relates to:

●	the offer and sale by the selling stockholders of the remaining unsold portion of the shares of Class A Common Stock described above and registered under the Existing S-1 Registration Statement (including the ELOC Shares) from time to time in one or more offerings pursuant to or as otherwise described in this Registration Statement; and

●	the offer of up to 3,340,000 shares (the “Conversion Shares”) of Class A Common Stock (not previously registered) issuable upon the conversion of a convertible promissory note in an aggregate principal amount of $1,670,000, which was issued by the Company to White Lion on June 9, 2026 pursuant to a Note Purchase Agreement, dated June 9, 2026, by and between the Company and White Lion.

In addition to registering the Company’s new universal shelf registration as described in the Shelf Prospectus and the Conversion Shares, this Registration Statement is also being filed to convert the Existing S-1 Registration Statement into a Registration Statement on Form S-3, pursuant to Rule 429 under the Securities Act. As such, and pursuant to Rule 429, this Registration Statement also constitutes a post-effective amendment to the Existing S-1 Registration Statement, which amends and restates the information contained in the Existing S-1 Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The Shelf Prospectus immediately follows after this explanatory note. The specific terms of any securities to be offered pursuant to the Shelf Prospectus will be set forth in one or more prospectus supplements to the base prospectus.

The Selling Stockholder Prospectus is substantively identical to the Shelf Prospectus, except for the following principal points:

●	it contains different outside and inside front covers and back covers;

●	it contains a different Prospectus Summary section beginning on page Alt-1;

●	it contains different Use of Proceeds sections on page Alt-10;

●	the Selling Stockholder Prospectus contains additional Offering, Selling Stockholders and Description of Capital Stock sections, on pages Alt-7, 11 and 15, respectively;

●	the Shelf Prospectus contains additional Description of Securities We May Offer, Dividend Policy and Forms of Securities sections on pages 5, 4 and 16, respectively; and

●	it contains a different Plan of Distribution on page Alt-25.

The Company has included in this Registration Statement a set of alternate pages after the back cover page of the Shelf Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Selling Stockholder Prospectus as compared to the Shelf Prospectus. The Shelf Prospectus will exclude the Alternate Pages and will be used for the offering by the selling stockholders named therein. The Selling Stockholder Prospectus will be substantively identical to the Shelf Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering described therein.

Unless we explicitly state otherwise or the context otherwise indicates clearly, “prospectus” refers to the Shelf Prospectus.

The sales of Class A Common Stock or other Company securities pursuant to the Shelf Prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 2 of the Shelf Prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 21, 2026

$150,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

Zeo Energy Corp., a Delaware corporation (“Zeo,” the “Company,” “we,” “us” or “our”) is hereby registering and may offer and sell from time to time, in one or more series, any one of the following securities of the Company for total gross proceeds of up to $150,000,000:

●	Class A common stock, par value $0.0001 per share (the “Class A Common Stock”);

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions, discounts or options to purchase additional shares to be provided to them will be set forth in a prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. The price to the public of such securities and the net proceeds we expect to receive from such a sale will also be set forth in the prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference, before purchasing any of the securities being offered.

This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of the offering.

Our shares of Class A Common Stock and warrants issued pursuant to the initial public offering are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “ZEO” and “ZEOWW” respectively. On August 20, 2026, the closing price of our Class A Common Stock was $0.4465 per share and the closing price for our warrants was $0.0187 per warrant.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have applied for listing, if anywhere.

An investment in the securities offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 2 of this prospectus and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as the risk factors in our other recently filed quarterly and current reports incorporated by reference herein, and in the relevant prospectus supplements. We urge you to carefully read this prospectus, the applicable prospectus supplements and any related free writing prospectuses, as well as any documents incorporated by reference in this prospectus or any prospectus amendments or supplements, before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) employing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference in this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses, as well as any documents incorporated by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference in, this prospectus and any applicable prospectus supplement, along with the information contained in any related free writing prospectuses. We have not authorized anyone to provide you with different or additional information.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectuses is accurate only as of the date on the front of such document and any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “goal,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or derivatives of these terms or other similar expressions regarding the future, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.

Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Forward-looking statements include statements regarding, and important factors that could cause actual outcomes to differ materially from those stated or implied in the forward-looking statements include, but are not limited to, the matters summarized below:

●	the failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Zeo to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

●	Zeo’s success in retaining or recruiting its principal officers, key employees or directors;

●	the outcome of any legal proceedings that may be instituted in connection with the Business Combination;

●	intense competition and competitive pressures from electric utilities and other companies in the industry in which Zeo operates;

●	factors relating to the business, operations and financial performance of Zeo, including market conditions and global and economic factors beyond Zeo’s control;

●	changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine and the conflict between the United States of America and Iran;

●	the reduction or elimination of government economic incentives to the renewable energy market;

●	the ability of Zeo to issue equity or equity-linked securities or obtain debt financing;

●	the demand for renewable energy not being sustained or growing in size;

●	impacts of climate change, changing weather patterns and conditions and natural disasters;

●	increases in costs of solar energy system components and raw materials;

●	loss of a supplier or other supply chain disruptions;

●	problems with the quality or performance of the solar energy systems that Zeo sells;

●	the effect of legal, tax and regulatory changes; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our Class A Common Stock, you should read this prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, data concerning economic conditions, our industry, our markets and our competitive position are based on a variety of sources, including information from third-party industry analysts, publications, surveys and forecasts and our own estimates and research. These data involve a number of assumptions, estimates and limitations. Industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry data used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these data.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and websites. We may make references to our trademarks and service marks, and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to may appear without ® or ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or an endorsement or sponsorship of us by, any other companies. All other trademarks and service marks are the property of their respective owners.

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

As used in this prospectus or the documents incorporated herein by reference, unless otherwise noted or the context otherwise requires, references to:

●	“2024 Plan” refers to the 2024 Omnibus Incentive Equity Plan of Zeo.

●	“A&R Registration Rights Agreement” refers to the Amended and Restated Registration Rights Agreement entered into at Closing, by Zeo, the Sponsor, Piper, the holders of ESGEN Class B ordinary shares and the Sellers pursuant to which, among other things, the Sponsor, Piper, the holders of ESGEN Class B ordinary shares and the Sellers were granted certain registration rights with respect to their respective shares of Common Stock, in each case, on the terms and subject to the conditions set forth therein.

●	“affiliate” refers to, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

●	“Amendment to the Letter Agreement” refers to the agreement entered into by the Sponsor, the independent directors of ESGEN and the Westwood Client Accounts, dated April 19, 2023, which was subsequently amended and restated on January 24, 2024 (as amended from time to time).

●	“Board” refers to the board of directors of Zeo.

●	“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” refers to the Business Combination Agreement dated as of April 19, 2023, as amended by the First Amendment thereto, dated as of January 24, 2024, by and among ESGEN, Sunergy, OpCo, the Sellers, the Sponsor, for the limited purposes set forth therein, and Timothy Bridgewater, an individual, in his capacity as the Sellers Representative.

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●	“Bylaws” refers to the new bylaws of Zeo adopted in connection with the Business Combination.

●	“Charter” refers to the certificate of incorporation of Zeo adopted in connection with the Business Combination.

●	“Class A Common Stock” refers to shares of Class A common stock, par value $0.0001 per share, of Zeo.

●	“Class V Common Stock” refers to shares of Class V common stock, par value $0.0001 per share, of Zeo.

●	“Closing” refers to the closing of the Business Combination.

●	“Closing Date” refers to the date on which the Business Combination closed, March 13, 2024.

●	“Common Stock” refers to the collective shares of Class A Common Stock and Class V Common Stock.

●	“Convertible OpCo Preferred Unit Conversion” refers to a Convertible OpCo Preferred Unit Optional Conversion, Convertible OpCo Preferred Unit Maturity Date Conversion, and Convertible OpCo Preferred Unit Transaction Event Conversion, collectively.

●	“Convertible OpCo Preferred Unit Dividend Payment Date” refers to the last day of March, June, September and December of each calendar year during which the Convertible OpCo Preferred Units are outstanding.

●	“Convertible OpCo Preferred Unit Maturity Date” means the date that is three (3) years following the Closing Date.

●	“Convertible OpCo Preferred Unit Maturity Date Conversion” refers to the conversion of all, but not less than all, Convertible OpCo Preferred Units into an amount of Exchangeable OpCo Units as is determined by dividing the Convertible OpCo Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Convertible OpCo Preferred Unit Accruing Dividends with respect to such Convertible OpCo Preferred Units, if any, through the date the conversion occurs, by a weighted average of the daily market price of the Class A Common Stock during the five (5) trading days prior to the date thereof, upon the Convertible OpCo Preferred Unit Maturity Date, subject to certain restrictions set forth in the OpCo A&R LLC Agreement, followed by an immediate exchange of such Exchangeable OpCo Units (together with an equal number of shares of Class V Common Stock) into an equal number of shares of Class A Common Stock.

●	“Convertible OpCo Preferred Unit Optional Conversion” refers to the conversion of all, but not less than all, Convertible OpCo Preferred Units, into an amount of Exchangeable OpCo Units as is determined by dividing the Convertible OpCo Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Convertible OpCo Preferred Unit Accruing Dividends with respect to such Convertible OpCo Preferred Units, if any, through the date the conversion occurs, by $11.00, at the option of Sponsor, subject to certain restrictions set forth in the OpCo A&R LLC Agreement, followed by an immediate exchange of such Exchangeable OpCo Units (together with an equal number of shares of Class V Common Stock) into an equal number of shares of Class A Common Stock.

●	“Convertible OpCo Preferred Unit Redemption” refers to a Convertible OpCo Preferred Unit Required Redemption and Convertible OpCo Preferred Unit Put Option Redemption, collectively.

●	“Convertible OpCo Preferred Unit Transaction Event Conversion” refers to, in the event of certain change of control transactions or qualified financings, the conversion of all, but not less than all, Convertible OpCo Preferred Units, into an amount of Exchangeable OpCo Units as is determined by dividing the Convertible OpCo Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Convertible OpCo Preferred Unit Accruing Dividends with respect to such Convertible OpCo Preferred Units, if any, through the date the conversion occurs, by $11.00, at the option of Sponsor, subject to certain restrictions set forth in the OpCo A&R LLC Agreement, followed by an immediate exchange of such Exchangeable OpCo Units (together with an equal number of shares of Class V Common Stock) into an equal number of shares of Class A Common Stock.

●	“Convertible OpCo Preferred Unit Original Issue Price” refers to $10.00.

●	“Convertible OpCo Preferred Units” refers to the Class A OpCo convertible preferred units issued to the Sponsor pursuant to the Sponsor Subscription Agreement.

●	“CST” refers to Continental Stock Transfer & Trust Company.

●	“DGCL” refers to the Delaware General Corporation Law.

●	“Domestication” refers to the continuation of ESGEN by way of domestication of ESGEN into a Delaware corporation, with the ESGEN ordinary shares becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act (As Revised) and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Charter consistent with the DGCL and changing the name and registered office of ESGEN.

●	“DTC” refers to Depository Trust Company.

●	“Early Lock-Up Termination” refers to the termination of the lock-up period under the Amendment to the Letter Agreement when, subsequent to Closing, the last sale price of Class A Common Stock quoted on Nasdaq is greater than or equal to $12 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-consecutive trading day period commencing at least 90 days after Closing.

●	“Energy Spectrum” refers to Energy Spectrum Partners VIII LP.

●	“ESGEN” refers to ESGEN Acquisition Corporation, a former blank check company incorporated as a Cayman Islands exempt company.

●	“ESGEN Class A ordinary shares” refers to the Class A ordinary shares, par value $0.0001 per share, of ESGEN.

●	“ESGEN Class B ordinary shares” refers to the Class B ordinary shares, par value $0.0001 per share, of ESGEN.

●	“ESGEN ordinary shares” refers to ESGEN Class A ordinary shares and ESGEN Class B ordinary shares.

●	“ESGEN Private Placement Warrants” refers to the warrants to purchase ESGEN Class A ordinary shares that were issued to the Initial Shareholders in a private placement concurrently with the IPO.

●	“ESGEN Public Warrants” refers to the redeemable warrants issued in the IPO, entitling the holder thereof to purchase ESGEN Class A ordinary shares.

●	“ESGEN Share Conversion” refers to the conversion of each ESGEN Class B ordinary share into one ESGEN Class A ordinary share prior to the Domestication.

●	“ESGEN Warrants” refers collectively to the ESGEN Private Placement Warrants together with the ESGEN Public Warrants.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Exchangeable OpCo Units” refers to the Class B units of OpCo.

●	“FASB” refers to the Financial Accounting Standards Board.

●	“Heliogen” refers to Heliogen, Inc., a Delaware corporation.

●	“Initial Shareholders” collectively refers to the Sponsor, ESGEN’s former four independent directors who held ESGEN Class B ordinary shares and the Westwood Client Accounts.

●	“Investment Company Act” refers to the Investment Company Act of 1940, as amended.

●	“IPO” refers to ESGEN’s initial public offering of its ESGEN Class A ordinary shares (the “Public Shares”) and ESGEN Public Warrants pursuant to the ESGEN Registration Statement on Form S-1, filed with the SEC (File No. 333-252730), on September 28, 2021, and completed on October 22, 2021.

●	“Lock-Up Agreement” refers to the lock-up agreement entered into in connection with the Closing between the Sellers and Zeo.

●	“Mandatory Exchange” refers to Zeo’s right to require, (i) upon a Change of Control Transaction (as defined in the OpCo A&R LLC Agreement) or (ii) in the discretion of Zeo, with the consent of holders of the OpCo Units holding more than 72% of the OpCo Units (excluding OpCo Units held by Zeo), each holder of Exchangeable OpCo Units to exchange all of its Exchangeable OpCo Units.

●	“Nasdaq” refers to the Nasdaq Stock Market.

●	“OpCo” refers to ESGEN OpCo, LLC, a Delaware limited liability company.

●	“OpCo A&R LLC Agreement” refers to the Amended and Restated Limited Liability Company Agreement of OpCo.

●	“OpCo Exchange Right” refers to the rights of holders of Exchangeable OpCo Units to cause OpCo to redeem one or more of such Exchangeable OpCo Units, together with the cancellation of an equal number of shares of such holder’s Seller Class V Common Stock, for shares of Class A Common Stock on a one-for-one basis, or, at the election of Zeo (as manager of OpCo), cash.

●	“OpCo Manager Units” refers to the Class A units of OpCo issued to Zeo in connection with the Business Combination.

●	“OpCo Units” refers to the Exchangeable OpCo Units and the OpCo Manager Units, collectively.

●	“Organizational Documents” refers to the Charter and the Bylaws of Zeo.

●	“Person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“SEC” refers to the U.S. Securities and Exchange Commission.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“Seller Class V Common Stock” refers to a number of newly issued shares of Class V Common Stock, equal to the number of Exchangeable OpCo Units, issued to the Sellers by OpCo in exchange for the Sellers’ contribution of the Sunergy Company Interests to OpCo in connection with the Business Combination.

●	“Sellers” refers to the holders of the Sunergy Company Interests immediately prior to the Closing of the Business Combination.

●	“Sponsor” refers to ESGEN LLC, a Delaware limited liability company.

●	“Sponsor Forfeited Shares” refers to the 2,361,641 ESGEN ordinary shares forfeited by the Sponsor at Closing pursuant to the Letter Agreement Amendment.

●	“Sponsor PIPE Investment” refers to the Sponsor’s commitment to purchase an aggregate of 1,000,000 Convertible OpCo Preferred Units concurrently with the Closing at a cash purchase price of $10.00 per share, and up to an additional 500,000 Convertible OpCo Preferred Units during the six months after Closing if called for by Zeo.

●	“Sponsor PIPE Securities” refers to the 1,000,000 Convertible OpCo Preferred Units and up to an additional 500,000 Convertible OpCo Preferred Units during the six months after Closing if called for by Zeo, to be sold to the Sponsor pursuant to the Sponsor Subscription Agreement.

●	“Sponsor Subscription Agreement” refers to that certain subscription agreement, dated as of April 19, 2023, which was subsequently amended and restated on January 24, 2024, by and between ESGEN, OpCo and the Sponsor, entered into in connection with the Business Combination Agreement.

●	“Sunergy” refers to Sunergy Renewables, LLC, a Nevada limited liability company.

●	“Sunergy Company Interests” refers to the limited liability company interests of Sunergy.

●	“Sunergy Convertible Interests” refers to any options, warrants or rights to subscribe for or purchase any equity interests of Sunergy or any subsidiary of Sunergy or securities (including debt securities) convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity interests of Sunergy or any subsidiary thereof.

●	“Tax Receivable Agreement” refers to the tax receivable agreement that Zeo entered into with the Sellers in connection with the Closing.

●	“TRA Holders” refers to the persons from time to time that become a party to the Tax Receivable Agreement.

●	“Trust Account” refers to the trust account of ESGEN which held the net proceeds from the IPO and certain of the proceeds received in respect of the sale of the ESGEN Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

●	“U.S. Holder” has the meaning set forth in “Material U.S. Federal Income Tax Considerations — U.S. Holders.”

●	“Warrants” refers to the redeemable warrants issued in the IPO, entitling the holder thereof following completion of the Domestication to purchase Class A Common Stock.

●	“Westwood Client Accounts” refers to one or more client accounts of Westwood Holdings Group, Inc., a Delaware corporation, the successor to Salient Capital Partners, LLC, a Texas limited liability company, that purchased ESGEN Class B ordinary shares and ESGEN Private Placement Warrants concurrently with the IPO.

●	“Zeo” or “Zeo Energy,” “we,” “us,” the “Company” or “our Company” refers to Zeo Energy Corp., a Delaware corporation.

Unless specified otherwise, amounts in this prospectus are presented in U.S. dollars.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 2 and our financial statements and the related notes included elsewhere in this prospectus, and other information that we incorporate by reference herein, before making an investment decision.

Mission

Our company and personnel are passionate about delivering cost savings and increased independence and reliability to energy consumers. Our mission is to expedite the U.S.’ transition to renewable energy by offering our customers an affordable and sustainable means of achieving energy independence.

Business Overview

We are a vertically integrated company offering energy solutions and services that include sale, design, procurement, installation, and maintenance of residential solar energy systems. Many of our solar energy system customers also purchase other energy efficiency-related equipment or services or roofing services from us. The majority of our customers are located in Florida, Texas, Ohio, Illinois, and Virginia.

In addition, following the acquisition of Heliogen in August 2025, we acquired a team experienced in designing and developing long-duration energy storage and energy generation projects for commercial and utility-scale applications. With that team we are pursuing large solar, long-duration storage, and energy generation projects which support utilities and industrial and data center customers.

We were originally incorporated under the name “ESGEN Acquisition Corp.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. As discussed in this section, we completed a business combination with Sunergy Renewables, LLC, a Nevada limited liability company, which we refer to as Sunergy, on March 13, 2024 and changed our name to “Zeo Energy Corp.”

Sunergy was created through a business contribution of Sunergy Solar LLC (“Sunergy Solar”) and Sun First Energy, LLC (“Sun First Energy”) to Sunergy on October 1, 2021, which we refer to as the Contribution. Sunergy Solar, formed in 2005, and initially focused on providing heating, ventilation and air conditioning products and services in Florida, later expanded into installing residential solar energy systems sold directly by the company and third-party sales dealerships. Sun First Energy was established in 2019, and, from its formation to the date of the Contribution, it sold residential solar energy systems in Florida that were installed by other companies. Prior to the Contribution, Sunergy Solar and Sun First Energy had collaborated on residential solar energy system installations and shared a commitment to quality, integrity and customer satisfaction. The Contribution established our vertically integrated company offering residential solar energy solutions. Many of our solar energy system customers also purchase other energy efficiency-related equipment or services or roofing services from us.

In January 2022, we began selling and installing residential solar energy systems and other energy efficiency-related equipment in Texas, in January 2023, we expanded into Arkansas, in September 2023, we entered Missouri, and in February 2024, we entered Ohio and Illinois. In 2025, we expanded our services in California, Colorado, Minnesota, Utah, and Virginia. In November 2024, we also began serving customers for whom Lumio HX, Inc. had begun but not completed residential energy systems prior to completion of its bankruptcy, primarily in California, Maryland, New Jersey, North Carolina, Oklahoma, and South Carolina. The number of our installations, sales support, and administrative personnel was approximately 190 as of December 31, 2025.

Corporate Information

We were originally incorporated under the name “ESGEN Acquisition Corp.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We completed our initial business combination with Sunergy Renewables, LLC, a Nevada limited liability company, on March 13, 2024, and changed our name to “Zeo Energy Corp.” On August 8, 2025 we consummated the Merger, as a result of which Heliogen became the wholly owned subsidiary of the Company.

Our principal executive office is located at 7625 Little Rd, Suite 200A, New Port Richey, FL 34654. Our telephone number is (727) 375-9375. Our website address is https://www.zeoenergy.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in the securities offered through this prospectus is speculative and involves a high degree of risk.

Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein, including, without limitation, those risk factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026 (the “2025 Annual Report”), along with any other risk factors included below and in any future filings we make with the SEC and in any prospectus supplement or free writing prospectus. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in our other filings with the SEC and incorporated by reference herein and in any applicable prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline, and you may lose all or part of your investment.

Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page iii.

Our outstanding indebtedness could adversely affect our financial condition and ability to fulfill our obligations thereunder.

Our outstanding debts, including our indebtedness owed to White Lion Capital, LLC (“White Lion”) under the unsecured promissory note in the principal amount of $1,670,000 issued to White Lion on June 9, 2026, pursuant to a note purchase agreement, dated June 9, 2026, entered into by and between the Company and White Lion, may:

●	adversely impact our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

●	require us to dedicate a substantial portion of our cash flow to payment of principal and interest on our debt and fees on our letters of credit, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	subject us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our outstanding borrowings (if any);

●	increase the possibility of an event of default under the financial and operating covenants contained in our existing debt instruments;

●	Upon conversion of the convertible note, we might incur material dilution in our outstanding Class A Common Stock;

●	limit our ability to adjust to rapidly changing market conditions, reduce our ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions of our business than our competitors with less debt; and

●	in the case of our indebtedness which is convertible into our Class A Common Stock held by White Lion, conversion of such debt to Class A Common Stock and subsequent sales of such Class A Common Stock could have a material adverse effect on our public share price.

Our ability to make scheduled payments of principal or interest with respect to our debt will depend on our ability to generate cash and our future financial results. If we are unable to generate sufficient cash flow from operations in the future to service our debt obligations, we might be required to refinance all or a portion of our existing debt or to obtain new or additional such facilities. However, we might not be able to refinance our existing debt or obtain any such new or additional facilities on favorable terms or at all.

Sales, or the perception of sales, of our Class A Common Stock, including those shares registered in this registration statement, by us or our existing stockholders or our convertible debt holders in the public market could cause the market price for our Class A Common Stock to decline.

The sale of substantial amounts of Class A Common Stock in the public market or the perception that such sales could occur, could harm the prevailing market price of the Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In particular:

●	We have registered up to 10,713,607 shares of our Class A Common Stock for potential public sale by White Lion under a $30 million equity line of credit program we have in place with White Lion:

●	We are obligated to register for public resale up to 3,340,000 shares of our Class A Common Stock which are receivable by White Lion upon future conversion of a convertible promissory note we have in place with White Lion; and

●	We have registered 46,617,006 Shares of Class A Common Stock for public resale by certain selling stockholders, including 15,580,000 shares of Class A Common Stock issuable upon exchange of an equivalent number of Exchangeable OpCo Units and Class V Common Stock issued to the Sellers pursuant to the Business Combination Agreement.

The possibility of potential future sales of these shares could discourage investors from purchasing our Class A Common Stock, either through direct investment in our Company or in the open market, and could have a depressive effect on our public share price.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our Class A Common Stock may be delisted and the price of our Class A Common Stock and our ability to access the capital markets could be negatively impacted.

We must continue to satisfy the Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for thirty (30) consecutive business days (the “Minimum Bid Price Requirement”). If a company fails for thirty (30) consecutive business days to meet the $1.00 minimum closing bid price requirement, Nasdaq will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements.

A delisting of our Class A Common Stock from the Nasdaq Capital Market could materially reduce the liquidity of our Class A Common Stock and result in a corresponding material reduction in the price of our Class A Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors and employees. Further, pursuant to the terms of our outstanding promissory notes, any delisting of the Company’s securities will result in the notes becoming immediately due and payable in an amount equal to 120% of the then-outstanding amount under the notes along with any interest accrued as per the terms therein.

On April 23, 2026, the Company received a letter from the listing qualifications staff of The Nasdaq Stock Market LLC (“Staff”) indicating that, based upon the closing bid price of the Company’s Class A Common Stock for the last 30 consecutive business days, the Company no longer meets the Minimum Bid Price Requirement, and provided the Company until October 20, 2026 to regain compliance with the Minimum Bid Price Requirement. If the Company evidences a closing bid price of at least $1 per share for a minimum of 10 consecutive business days during the 180-day compliance period, the Company will automatically regain compliance. In the event the Company does not regain compliance with the $1 bid price requirement by October 14, 2026, the Company may be eligible for consideration of a second 180-day compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq Capital Market, other than the Minimum Bid Price Requirement. In addition, the Company would also be required to notify the Staff of its intent to cure the minimum bid price deficiency. If the Company fails to regain compliance with the Nasdaq continued listing standards, the Staff will provide notice that the Company’s Class A Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. The notification has no immediate effect on the listing of the Company’s Class A Common Stock on Nasdaq. The Company intends to monitor the closing bid price of its Class A Common Stock and consider its available options in the event the closing bid price of its Class A Common Stock remains below $1 per share.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds for working capital and general corporate purposes.

The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. Our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Class A Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our securities. The following description is not complete and may not contain all the information you should consider before investing in our securities. For a more detailed description of these securities, you should read our Certificate of Incorporation, Bylaws, Certificate of Designation and the 2025 Annual Report, as well as the applicable provisions of the Delaware General Corporation Law (“DGCL”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 410,000,000 shares, consisting of (a) 400,000,000 shares of common stock, divided into (i) 300,000,000 shares of Class A Common Stock and (ii) 100,000,000 shares of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”); and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share. Our authorized but unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded in the future.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $150,000,000 in the aggregate of:

●	Class A Common Stock;

●	preferred stock;

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may include senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of Class A Common Stock, preferred stock or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. The preferred stock may also be exchangeable for or convertible into shares of Class A Common Stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus, or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Class A Common Stock

Voting Rights.    Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to Class V Common Stock.

To the fullest extent permitted by law, holders of shares of each class of Class A Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under the Charter (including any certificate of designations relating to any series of preferred stock) or under the DGCL.

Dividends; Stock Splits or Combinations.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of Zeo that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of common stock (each, a “Stock Adjustment”), unless:

(i)	a corresponding Stock Adjustment for all other classes of common stock not so adjusted at the time outstanding is made in the same proportion and the same manner; and

(ii)	the Stock Adjustment has been reflected in the same economically equivalent manner on all OpCo Units and Convertible OpCo Preferred Units.

Stock dividends with respect to each class of common stock may only be paid with shares of stock of the same class of common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Zeo, after payment or provision for payment of the debts and other liabilities of Zeo and of the preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock are entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock are entitled to receive the remaining assets of Zeo available for distribution ratably in proportion to the number of shares of Class A Common Stock.

Preferred Stock

As of the date of this prospectus, we had zero shares of preferred stock designated. Our board of directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the Class A Common Stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of Class A Common Stock. preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A Common Stock, and may adversely affect the voting and other rights of the holders of Class A Common Stock. We have no present plans to issue any shares of preferred stock.

In connection with any offering of undesignated preferred stock, we will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our Class A Common Stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we offer shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of Class A Common Stock, preferred stock, warrants, subscription rights, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of Class A Common Stock, preferred stock, warrants, subscription rights, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreements, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrants and warrant agreements, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our securities, a prospectus supplement will be distributed to such holders on the record date set by us for receiving rights in the rights offering.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreements or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	The record date for determining the security holders entitled to rights;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price, if any;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price, if any, set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment, if any, and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreements, forms of the certificates of designation of the underlying preferred stock, forms of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the number of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the number of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture, which is a contract entered into between us and a trustee to be named therein. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the indentures or other agreements, if any. We may issue debt securities and incur indebtedness other than through the offering of debt securities pursuant to this prospectus. Convertible debt securities may not be issued under an indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation warrants, subscription rights or depositary shares. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the types and terms of the securities being offered;

●	the name or names of the underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in a prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable for the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These may include commercial banking and investment banking transactions, among other services.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our Class A Common Stock, which is quoted on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering or other short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our Class A Common Stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Class A Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a Financial Industry Regulatory Authority (“FINRA”) member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The audited financial statements as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. The audited financial statements as of December 31, 2025 incorporated in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Tanner LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at https://zeoenergy.com/. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of the information or documents listed below that we have filed with the SEC (Commission File No. 001-40927):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on April 1, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 15, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on August 14, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 27, 2026, April 17, 2026, April 24, 2026, June 15, 2026, August 11, 2026 and August 21, 2026;

●	The description of our Class A Common Stock set forth in our including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Zeo Energy Corp.

7625 Little Rd, Suite 200A

New Port Richey, FL 34654

Attention: Timothy Bridgewater

Telephone: (727) 375-9375

Information about us is also available at our website at www.zeoenergy.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference.

$150,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

PROSPECTUS

                  , 2026

The  information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.

SUBJECT TO COMPLETION, DATED August 21, 2026

PROSPECTUS

Zeo Energy Corp.

Up to 60,670,613 Shares of Class A Common Stock

Offered By the Selling Stockholders Named Herein

This Selling Stockholder Prospectus of Zeo Energy Corp., a Delaware corporation (“Zeo,” the “Company,” “we,” “us” or “our”) relates to the resale from time to time by the selling stockholders (including their transferees, donees, pledgees and other successors-in-interest) named in this selling stockholder prospectus (the “Selling Stockholders”) of up to 60,670,613 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), which includes:

●	1,851,851 outstanding Shares issued to LHX as partial repayment of the Lumio Promissory Note (as defined below). The shares were issued pursuant to the terms of the Lumio Promissory Note, in satisfaction of $2.5 million of the total outstanding principal amount at a $1.35 per share conversion price;

●	8,080,000 outstanding Shares issued to LHX as compensation for the Lumio Assets;

●	3,584,489 outstanding Shares issued to the Sponsor and certain former holders of ESGEN Class B ordinary shares, issued to such holders at an equity consideration value of $10.00 per share;

●	1,838,430 Shares issuable upon exchange of an equivalent number of Convertible OpCo Preferred Units and Class V Common Stock issued to the Sponsor pursuant to the Sponsor Subscription Agreement at an equity consideration value of $10.00 per share;

●	15,580,000 Shares issuable upon exchange of an equivalent number of Exchangeable OpCo Units and Class V Common Stock issued to the Sellers pursuant to the Business Combination Agreement at an equity consideration value of $10.00 per share;

●	15,682,236 outstanding Shares which have been previously issued upon prior exchange of equitable number of Exchangeable OpCo Units and Class V Common Stock issued to the Sellers pursuant to the Business Combination Agreement at an equity consideration value of $10.00 per share.

●	Up to 3,340,000 Shares (the “Conversion Shares”) issuable to White Lion Capital, LLC (“White Lion”) upon the conversion of certain convertible promissory note in an aggregate principal amount of $1,670,000 (the “Convertible Note”), which was issued by the Company to White Lion on June 9, 2026, pursuant to a Note Purchase Agreement dated June 9, 2026 (the “Note Purchase Agreement”) by and between the Company and White Lion; and

●	Up to 10,713,607 Shares issuable to White Lion pursuant to the Common Stock Purchase Agreement, dated January 27, 2026 between us and White Lion, as amended (the “White Lion Purchase Agreement”) which memorialized an equity line of credit program.

Please see “Frequently Used Terms and Basis of Presentation” beginning on page Alt-v for a description of certain of the capitalized terms used above.

Sales of a substantial number of our shares of Class A Common Stock in the public market by the Selling Stockholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. For further details please see “Risk Factors - Sales, or the perception of sales, of our Class A Common Stock, including those shares registered in this registration statement, by us or our existing stockholders or our convertible debt holders, including the Selling Stockholders in the public market could cause the market price for our Class A Common Stock to decline.”

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Stockholders.

The Selling Stockholders may resell or dispose of the Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under the heading “Plan of Distribution” beginning on page Alt-25 of this Selling Stockholder Prospectus. The Selling Stockholders will bear its commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by such Selling Stockholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Our shares of Class A Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “ZEO” and “ZEOWW” respectively. On August 20, 2026, the closing price of our Class A Common Stock was $0.4465 per share and the closing price for our Warrants was $0.0187 per warrant.

An investment in the securities offered through this Selling Stockholder Prospectus is speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page Alt-8 of this Selling Stockholder Prospectus, contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this Selling Stockholder Prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Selling Stockholder Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Selling Stockholder Prospectus                     , 2026.

TABLE OF CONTENTS

Page
About This Selling Stockholder Prospectus	Alt-ii
Cautionary Note Regarding Forward-Looking Statements	Alt-iii
Prospectus Summary	Alt-1
The Offering	Alt-7
Risk Factors	Alt-8
Use of Proceeds	Alt-10
Selling Stockholders	Alt-11
Description of Capital Stock	Alt-15
Plan of Distribution	Alt-25
Legal Matters	Alt-27
Experts	Alt-27
Where You Can Find More Information	Alt-27
Incorporation of Certain Information by Reference	Alt-28

You should rely only on the information contained in this Selling Stockholder Prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with information different from or in addition to that contained in this Selling Stockholder Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this Selling Stockholder Prospectus is accurate only as of the date on the front cover of this Selling Stockholder Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this Selling Stockholder Prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Alt-i

ABOUT THIS SELLING STOCKHOLDER PROSPECTUS

This Selling Stockholder Prospectus is part of a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders may sell up to 60,670,613 shares of our Class A Common Stock from time to time as described in this Selling Stockholder Prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Shares offered pursuant to this Selling Stockholder Prospectus.

We may also file a prospectus supplement or post-effective amendment to the Registration Statement on Form S-3 of which this Selling Stockholder Prospectus forms a part (the “Registration Statement”) that may contain material information relating to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this Selling Stockholder Prospectus with respect to the offering. If there is any inconsistency between the information in this Selling Stockholder Prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any Shares, you should carefully read this Selling Stockholder Prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” beginning on page Alt-27 and “Incorporation of Certain Information by Reference” beginning on page Alt-28.

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this Selling Stockholder Prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Selling Stockholder Prospectus, any post-effective amendment and any applicable prospectus supplement to this Selling Stockholder Prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This Selling Stockholder Prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be incorporated by reference in this Selling Stockholder Prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” incorporated by reference in this Selling Stockholder Prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Selling Stockholder Prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context otherwise requires or where otherwise indicated, the terms “Zeo,” “we,” “us,” “our,” “our Company,” “Company” and “our business” refer to Zeo Energy Corp.

When we refer to “you,” we mean the potential purchasers of the Shares.

Alt-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this Selling Stockholder Prospectus, any applicable prospectus supplement and any related free writing prospectuses, together with any information incorporated by reference in this Selling Stockholder Prospectus and such prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “goal,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “target,” “continue” or derivatives of these terms or other similar expressions regarding the future, although not all forward-looking statements may contain these words. Forward-looking statements are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future business, financial condition and results of operations, as well as any forward-looking statements, are subject to change given the inherent risks and uncertainties of market and industry conditions.

Forward-looking statements are neither predictions nor guarantees of future outcomes. Forward-looking statements present estimates and assumptions only as of the date on the cover of the document in which they are contained, and are subject to significant known and unknown risks, uncertainties and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Forward-looking statements include statements regarding, and important factors that could cause actual outcomes to differ materially from those stated or implied in the forward-looking statements include, but are not limited to, the matters summarized below:

●	the failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Zeo to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees;

●	Zeo’s success in retaining or recruiting its principal officers, key employees or directors;

●	the outcome of any legal proceedings that may be instituted in connection with the Business Combination;

●	intense competition and competitive pressures from electric utilities and other companies in the industry in which Zeo operates;

●	factors relating to the business, operations and financial performance of Zeo, including market conditions and global and economic factors beyond Zeo’s control;

●

changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine and the conflict between the United States of America and Iran;

Alt-iii

●	the reduction or elimination of government economic incentives to the renewable energy market;

●	the ability of Zeo to issue equity or equity-linked securities or obtain debt financing;

●	the demand for renewable energy not being sustained or growing in size;

●	impacts of climate change, changing weather patterns and conditions and natural disasters;

●	increases in costs of solar energy system components and raw materials;

●	loss of a supplier or other supply chain disruptions;

●	problems with the quality or performance of the solar energy systems that Zeo sells;

●	the effect of legal, tax and regulatory changes; and

●	each of the other factors detailed under the section entitled “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth under “Risk Factors” and elsewhere contained or incorporated by reference in this Selling Stockholder Prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this Selling Stockholder Prospectus. Prior to investing in our Class A Common Stock, you should read this Selling Stockholder Prospectus, our filings incorporated by reference herein and the documents we have filed as exhibits to this registration statement of which this Selling Stockholder Prospectus is a part completely and with the understanding that our actual future results may be materially different from what we currently expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Alt-iv

INDUSTRY AND MARKET DATA

Unless otherwise indicated, data concerning economic conditions, our industry, our markets and our competitive position are based on a variety of sources, including information from third-party industry analysts, publications, surveys and forecasts and our own estimates and research. These data involve a number of assumptions, estimates and limitations. Industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry data used in this Selling Stockholder Prospectus was prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these data.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and websites. We may make references to our trademarks and service marks, and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to may appear without ® or ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or an endorsement or sponsorship of us by, any other companies. All other trademarks and service marks are the property of their respective owners.

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

As used in this Selling Stockholder Prospectus and the documents incorporated herein by reference, unless otherwise noted or the context otherwise requires, references to:

●	“2024 Plan” refers to the 2024 Omnibus Incentive Equity Plan of Zeo.
●	“A&R Registration Rights Agreement” refers to the Amended and Restated Registration Rights Agreement entered into at Closing, by Zeo, the Sponsor, Piper, the holders of ESGEN Class B ordinary shares and the Sellers pursuant to which, among other things, the Sponsor, Piper, the holders of ESGEN Class B ordinary shares and the Sellers were granted certain registration rights with respect to their respective shares of Common Stock, in each case, on the terms and subject to the conditions set forth therein.

●	“affiliate” refers to, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

●	“Amendment to the Letter Agreement” refers to the agreement entered into by the Sponsor, the independent directors of ESGEN and the Westwood Client Accounts, dated April 19, 2023, which was subsequently amended and restated on January 24, 2024 (as amended from time to time).

●	“Board” refers to the board of directors of Zeo.

Alt-v

●	“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” refers to the Business Combination Agreement dated as of April 19, 2023, as amended by the First Amendment thereto, dated as of January 24, 2024, by and among ESGEN, Sunergy, OpCo, the Sellers, the Sponsor, for the limited purposes set forth therein, and Timothy Bridgewater, an individual, in his capacity as the Sellers Representative.

●	“Bylaws” refers to the new bylaws of Zeo adopted in connection with the Business Combination.

●	“Charter” refers to the certificate of incorporation of Zeo adopted in connection with the Business Combination.

●	“Class A Common Stock” refers to shares of Class A common stock, par value $0.0001 per share, of Zeo.

●	“Class V Common Stock” refers to shares of Class V common stock, par value $0.0001 per share, of Zeo.

●	“Closing” refers to the closing of the Business Combination.

●	“Closing Date” refers to the date on which the Business Combination closed, March 13, 2024.

●	“Common Stock” refers to the collective shares of Class A Common Stock and Class V Common Stock.

●	“Convertible OpCo Preferred Unit Conversion” refers to a Convertible OpCo Preferred Unit Optional Conversion, Convertible OpCo Preferred Unit Maturity Date Conversion, and Convertible OpCo Preferred Unit Transaction Event Conversion, collectively.

●	“Convertible OpCo Preferred Unit Dividend Payment Date” refers to the last day of March, June, September and December of each calendar year during which the Convertible OpCo Preferred Units are outstanding.

●	“Convertible OpCo Preferred Unit Maturity Date” means the date that is three (3) years following the Closing Date.

●	“Convertible OpCo Preferred Unit Maturity Date Conversion” refers to the conversion of all, but not less than all, Convertible OpCo Preferred Units into an amount of Exchangeable OpCo Units as is determined by dividing the Convertible OpCo Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Convertible OpCo Preferred Unit Accruing Dividends with respect to such Convertible OpCo Preferred Units, if any, through the date the conversion occurs, by a weighted average of the daily market price of the Class A Common Stock during the five (5) trading days prior to the date thereof, upon the Convertible OpCo Preferred Unit Maturity Date, subject to certain restrictions set forth in the OpCo A&R LLC Agreement, followed by an immediate exchange of such Exchangeable OpCo Units (together with an equal number of shares of Class V Common Stock) into an equal number of shares of Class A Common Stock.

●	“Convertible OpCo Preferred Unit Optional Conversion” refers to the conversion of all, but not less than all, Convertible OpCo Preferred Units, into an amount of Exchangeable OpCo Units as is determined by dividing the Convertible OpCo Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Convertible OpCo Preferred Unit Accruing Dividends with respect to such Convertible OpCo Preferred Units, if any, through the date the conversion occurs, by $11.00, at the option of Sponsor, subject to certain restrictions set forth in the OpCo A&R LLC Agreement, followed by an immediate exchange of such Exchangeable OpCo Units (together with an equal number of shares of Class V Common Stock) into an equal number of shares of Class A Common Stock.

Alt-vi

●	“Convertible OpCo Preferred Unit Redemption” refers to a Convertible OpCo Preferred Unit Required Redemption and Convertible OpCo Preferred Unit Put Option Redemption, collectively.

●	“Convertible OpCo Preferred Unit Transaction Event Conversion” refers to, in the event of certain change of control transactions or qualified financings, the conversion of all, but not less than all, Convertible OpCo Preferred Units, into an amount of Exchangeable OpCo Units as is determined by dividing the Convertible OpCo Preferred Unit Original Issue Price plus the aggregate accumulated and unpaid Convertible OpCo Preferred Unit Accruing Dividends with respect to such Convertible OpCo Preferred Units, if any, through the date the conversion occurs, by $11.00, at the option of Sponsor, subject to certain restrictions set forth in the OpCo A&R LLC Agreement, followed by an immediate exchange of such Exchangeable OpCo Units (together with an equal number of shares of Class V Common Stock) into an equal number of shares of Class A Common Stock.

●	“Convertible OpCo Preferred Unit Original Issue Price” refers to $10.00.

●	“Convertible OpCo Preferred Units” refers to the Class A OpCo convertible preferred units issued to the Sponsor pursuant to the Sponsor Subscription Agreement.

●	“CST” refers to Continental Stock Transfer & Trust Company.

●	“DGCL” refers to the Delaware General Corporation Law.

●	“Domestication” refers to the continuation of ESGEN by way of domestication of ESGEN into a Delaware corporation, with the ESGEN ordinary shares becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act (As Revised) and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Charter consistent with the DGCL and changing the name and registered office of ESGEN.

●	“DTC” refers to Depository Trust Company.

●	“Early Lock-Up Termination” refers to the termination of the lock-up period under the Amendment to the Letter Agreement when, subsequent to Closing, the last sale price of Class A Common Stock quoted on Nasdaq is greater than or equal to $12 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-consecutive trading day period commencing at least 90 days after Closing.

●	“Energy Spectrum” refers to Energy Spectrum Partners VIII LP.

●	“ESGEN” refers to ESGEN Acquisition Corporation, a former blank check company incorporated as a Cayman Islands exempt company.

●	“ESGEN Class A ordinary shares” refers to the Class A ordinary shares, par value $0.0001 per share, of ESGEN.

●	“ESGEN Class B ordinary shares” refers to the Class B ordinary shares, par value $0.0001 per share, of ESGEN.

●	“ESGEN ordinary shares” refers to ESGEN Class A ordinary shares and ESGEN Class B ordinary shares.

●	“ESGEN Private Placement Warrants” refers to the warrants to purchase ESGEN Class A ordinary shares that were issued to the Initial Shareholders in a private placement concurrently with the IPO.

●	“ESGEN Public Warrants” refers to the redeemable warrants issued in the IPO, entitling the holder thereof to purchase ESGEN Class A ordinary shares.

●	“ESGEN Share Conversion” refers to the conversion of each ESGEN Class B ordinary share into one ESGEN Class A ordinary share prior to the Domestication.

●	“ESGEN Warrants” refers collectively to the ESGEN Private Placement Warrants together with the ESGEN Public Warrants.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

Alt-vii

●	“Exchangeable OpCo Units” refers to the Class B units of OpCo.

●	“FASB” refers to the Financial Accounting Standards Board.

●	“Heliogen” refers to Heliogen, Inc., a Delaware corporation.

●	“Initial Shareholders” collectively refers to the Sponsor, ESGEN’s former four independent directors who held ESGEN Class B ordinary shares and the Westwood Client Accounts.

●	“Investment Company Act” refers to the Investment Company Act of 1940, as amended.

●	“IPO” refers to ESGEN’s initial public offering of its ESGEN Class A ordinary shares (the “Public Shares”) and ESGEN Public Warrants pursuant to the ESGEN’s Registration Statement on Form S-1, filed with the SEC (File No. 333-252730), on September 28, 2021, and completed on October 22, 2021.

●	“Lock-Up Agreement” refers to the lock-up agreement entered into in connection with the Closing between the Sellers and Zeo.

●	“Mandatory Exchange” refers to Zeo’s right to require, (i) upon a Change of Control Transaction (as defined in the OpCo A&R LLC Agreement) or (ii) in the discretion of Zeo, with the consent of holders of the OpCo Units holding more than 72% of the OpCo Units (excluding OpCo Units held by Zeo), each holder of Exchangeable OpCo Units to exchange all of its Exchangeable OpCo Units.

●	“Nasdaq” refers to the Nasdaq Stock Market.

●	“OpCo” refers to ESGEN OpCo, LLC, a Delaware limited liability company.

●	“OpCo A&R LLC Agreement” refers to the Amended and Restated Limited Liability Company Agreement of OpCo.

●	“OpCo Exchange Right” refers to the rights of holders of Exchangeable OpCo Units to cause OpCo to redeem one or more of such Exchangeable OpCo Units, together with the cancellation of an equal number of shares of such holder’s Seller Class V Common Stock, for shares of Class A Common Stock on a one-for-one basis, or, at the election of Zeo (as manager of OpCo), cash.

●	“OpCo Manager Units” refers to the Class A units of OpCo issued to Zeo in connection with the Business Combination.

●	“OpCo Units” refers to the Exchangeable OpCo Units and the OpCo Manager Units, collectively.

●	“Organizational Documents” refers to the Charter and the Bylaws of Zeo.

●	“Person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“SEC” refers to the U.S. Securities and Exchange Commission.

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●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“Seller Class V Common Stock” refers to a number of newly issued shares of Class V Common Stock, equal to the number of Exchangeable OpCo Units, issued to the Sellers by OpCo in exchange for the Sellers’ contribution of the Sunergy Company Interests to OpCo in connection with the Business Combination.

●	“Sellers” refers to the holders of the Sunergy Company Interests immediately prior to the Closing of the Business Combination.

●	“Sponsor” refers to ESGEN LLC, a Delaware limited liability company.

●	“Sponsor Forfeited Shares” refers to the 2,361,641 ESGEN ordinary shares forfeited by the Sponsor at Closing pursuant to the Letter Agreement Amendment.

●	“Sponsor PIPE Investment” refers to the Sponsor’s commitment to purchase an aggregate of 1,000,000 Convertible OpCo Preferred Units concurrently with the Closing at a cash purchase price of $10.00 per share, and up to an additional 500,000 Convertible OpCo Preferred Units during the six months after Closing if called for by Zeo.

●	“Sponsor PIPE Securities” refers to the 1,000,000 Convertible OpCo Preferred Units and up to an additional 500,000 Convertible OpCo Preferred Units during the six months after Closing if called for by Zeo, to be sold to the Sponsor pursuant to the Sponsor Subscription Agreement.

●	“Sponsor Subscription Agreement” refers to that certain subscription agreement, dated as of April 19, 2023, which was subsequently amended and restated on January 24, 2024, by and between ESGEN, OpCo and the Sponsor, entered into in connection with the Business Combination Agreement.

●	“Sunergy” refers to Sunergy Renewables, LLC, a Nevada limited liability company.

●	“Sunergy Company Interests” refers to the limited liability company interests of Sunergy.

●	“Sunergy Convertible Interests” refers to any options, warrants or rights to subscribe for or purchase any equity interests of Sunergy or any subsidiary of Sunergy or securities (including debt securities) convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity interests of Sunergy or any subsidiary thereof.

●	“Tax Receivable Agreement” refers to the tax receivable agreement that Zeo entered into with the Sellers in connection with the Closing.

●	“TRA Holders” refers to the persons from time to time that become a party to the Tax Receivable Agreement.

●	“Trust Account” refers to the trust account of ESGEN which held the net proceeds from the IPO and certain of the proceeds received in respect of the sale of the ESGEN Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

●	“U.S. Holder” has the meaning set forth in “Material U.S. Federal Income Tax Considerations — U.S. Holders.”

●	“Warrants” refers to the redeemable warrants issued in the IPO, entitling the holder thereof following completion of the Domestication to purchase Class A Common Stock.

●	“Westwood Client Accounts” refers to one or more client accounts of Westwood Holdings Group, Inc., a Delaware corporation, the successor to Salient Capital Partners, LLC, a Texas limited liability company, that purchased ESGEN Class B ordinary shares and ESGEN Private Placement Warrants concurrently with the IPO.

●	“Zeo” or “Zeo Energy,” “we,” “us,” the “Company” or “our Company” refers to Zeo Energy Corp., a Delaware corporation.

Unless specified otherwise, amounts in this Selling Stockholder Prospectus are presented in U.S. dollars.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this Selling Stockholder Prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page Alt-8 and our financial statements and the related notes included elsewhere in this Selling Stockholder Prospectus, and other information that we incorporate by reference herein, before making an investment decision.

Mission

Our company and personnel are passionate about delivering cost savings and increased independence and reliability to energy consumers. Our mission is to expedite the transition of the U.S. to renewable energy by offering our customers an affordable and sustainable means of achieving energy independence.

Business Overview

We are a vertically integrated company offering energy solutions and services that include sale, design, procurement, installation, and maintenance of residential solar energy systems. Many of our solar energy system customers also purchase other energy efficiency-related equipment or services or roofing services from us. The majority of our customers are located in Florida, Texas, Ohio, Illinois, and Virginia.

In addition, following the acquisition of Heliogen in August 2025, we acquired a team experienced in designing and developing long-duration energy storage and energy generation projects for commercial and utility-scale applications. With that team, we are pursuing large solar, long-duration storage, and energy generation projects which support utilities and industrial and data center customers.

We were originally incorporated under the name “ESGEN Acquisition Corp.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. As discussed in this section, we completed a business combination with Sunergy Renewables, LLC, a Nevada limited liability company, which we refer to as Sunergy, on March 13, 2024 and changed our name to “Zeo Energy Corp.”

Sunergy was created through a business contribution of Sunergy Solar LLC (“Sunergy Solar”) and Sun First Energy, LLC (“Sun First Energy”) to Sunergy on October 1, 2021, which we refer to as the Contribution. Sunergy Solar, formed in 2005, and initially focused on providing heating, ventilation and air conditioning products and services in Florida, later expanded into installing residential solar energy systems sold directly by the company and third-party sales dealerships. Sun First Energy was established in 2019, and, from its formation to the date of the Contribution, it sold residential solar energy systems in Florida that were installed by other companies. Prior to the Contribution, Sunergy Solar and Sun First Energy had collaborated on residential solar energy system installations and shared a commitment to quality, integrity and customer satisfaction. The Contribution established our vertically integrated company offering residential solar energy solutions. Many of our solar energy system customers also purchase other energy efficiency-related equipment or services or roofing services from us.

In January 2022, we began selling and installing residential solar energy systems and other energy efficiency-related equipment in Texas; in January 2023, we expanded into Arkansas; in September 2023, we entered Missouri; and in February 2024, we entered Ohio and Illinois. In 2025, we expanded our services in California, Colorado, Minnesota, Utah, and Virginia. In November 2024, we also began serving customers for whom Lumio HX, Inc. had begun but not completed residential energy systems prior to completion of its bankruptcy, primarily in California, Maryland, New Jersey, North Carolina, Oklahoma, and South Carolina. The number of our installations, sales support, and administrative personnel was approximately 190 as of December 31, 2025.

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Recent Developments

White Lion ELOC

On January 27, 2026, we entered into the White Lion Purchase Agreement with White Lion, which was then amended on August 20, 2026. We also entered into a Registration Rights Agreement with White Lion on January 27, 2026 (the “RRA”). Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30.0 million in aggregate gross purchase price of newly issued shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion commenced on the date of the execution of White Lion Purchase Agreement and extends until the earlier of (i) White Lion having purchased shares of Class A Common Stock equal to $30.0 million and (ii) January 27, 2029 (the “White Lion Commitment Period”).

During the White Lion Commitment Period, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares of its Class A Common Stock. The Company may deliver a Rapid Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where the Company can require White Lion to purchase up to a number of shares of Class A Common Stock equal to the 20% of Average Daily Trading Volume (as such term is defined in the White Lion Purchase Agreement). The Company may also deliver an Accelerated Purchase Notice (as such term is defined in the White Lion Purchase Agreement), where the Company may require White Lion to purchase up to a number of shares of Class A Common Stock equal to 20% of the Average Daily Trading Volume. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that the Company requires White Lion to purchase will depend on the type of purchase notice that the Company delivers. For shares being issued pursuant to Accelerated Purchase Notice, the purchase price per share will not be lower than the applicable floor price determined by the Company in its sole discretion and set forth in the applicable Accelerated Purchase Notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the average of the three (3) lowest traded prices on the date that the notice is delivered.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder) more than 4.99% of the number of shares of the Class A Common Stock outstanding immediately prior to the issuance of shares of Class A Common Stock issuable pursuant to a purchase notice.

The Company may deliver purchase notices under the White Lion Purchase Agreement, subject to market conditions, and in light of our capital needs, from time to time and under the limitations contained in the White Lion Purchase Agreement. Any proceeds that the Company receives under the White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes. 66,225 shares of Class A common Stock (the “Commitment Shares”) were delivered to White Lion, pursuant to the White Lion Purchase Agreement.

The White Lion Purchase Agreement may be terminated by the Company at any time and for any reason, in its sole discretion. The White Lion Purchase Agreement will also terminate automatically upon the earlier of the expiration of the White Lion Commitment Period or the occurrence of certain bankruptcy or insolvency-related events involving the Company.

The Commitment Shares are deemed fully earned and non-refundable as of the execution date of the White Lion Purchase Agreement; however, if the White Lion Purchase Agreement is terminated by the Company as a result of a material breach by White Lion, the Company may pursue all remedies available at law or in equity, including reimbursement or recovery of such Commitment Shares, to the extent permitted by applicable law.

Concurrently with the White Lion Purchase Agreement, the Company entered into the RRA with White Lion. The Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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White Horse Energy Transaction

On January 30, 2026, Sunergy, a subsidiary of the Company, increased the subordinated loan in the form of note receivable with White Horse Energy, LLC from $3.0 million to $6.15 million under the same terms as the original note. White Horse Energy, LLC is a holding company of which Mr. Bridgewater, Zeo’s Chairman and Chief Executive Officer, is the owner and manager.

White Lion Convertible Notes

On June 9, 2026, the Company and White Lion entered into a Note Purchase Agreement (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Company agreed to issue, and White Lion agreed to purchase, at one or more closings, on the terms and conditions contained in the Note Purchase Agreement, unsecured promissory notes in an aggregate funded amount of up to $7,500,000 (the “White Lion Notes”). The first closing occurred on June 9, 2026 (the “First Closing”), in which the Company issued to White Lion a Convertible Note in the principal amount of $1,670,000 for gross proceeds to the Company of $1,500,000. Additional closings for up to $6,000,000 of gross proceeds to the Company may occur at any time prior to June 9, 2027 upon the mutual written agreement of the Company and White Lion, subject to customary closing conditions. Any White Lion Notes issued at a subsequent closing will be issued with an original issue discount of 10%. While any portion of the White Lion Notes remains outstanding, if the Company receives cash proceeds from the issuance of securities pursuant to the White Lion Purchase Agreement, White Lion will have the right, in its sole discretion, to require the Company to apply, immediately upon receipt, up to 20% of such proceeds toward the repayment of all or any portion of the outstanding amounts owed under the White Lion Notes.

The White Lion Notes, including the Convertible Note, mature 24-months from the date of issuance and accrue interest at an annual rate of five percent (5%) per annum. The White Lion Notes are convertible, in whole or in part, into shares of the Company’s Class A Common Stock (the “White Lion Shares”), at the option of White Lion, at a price per share equal to the greater of (i) $0.50 per share (the “Floor Price”) and (ii) the lesser of (A) the Nasdaq Minimum Price (as defined under Nasdaq rules) and (B) the lowest daily volume weighted average price of the Class A Common Stock during the five (5) trading day period ending on the latest complete trading day prior to the conversion date multiplied by 95% (the “Conversion Price”). The Conversion Price is subject to adjustment upon forward and reverse stock splits, distributions and the like and is also subject to adjustment upon a dilutive issuance by the Company where the Company receives per share consideration at a price below the then effective Conversion Price. The Floor Price will no longer apply to the Conversion Price if: (i) the Company completes a subsequent equity raise with any party other than White Lion below $0.50, (ii) the average of the volume weighted average prices of the Class A Common Stock for thirty (30) consecutive trading days is less than $0.50 nor (iii) an event of default occurs. Depending on the conversion price, our stockholders may incur significant dilution upon the conversion of the Convertible Note.

The White Lion Notes are subject to customary events of default including, but not limited to, the Company’s failure to make principal and interest payments when due, the Company’s failure to timely issue White Lion Shares upon conversion of the White Lion Notes, the breach of any covenants, representations or warranties contained in the Note Purchase Agreement, the White Lion Notes or the Note RRA (as hereinafter defined), in the event of certain monetary judgments against the Company, upon a bankruptcy or liquidation of the Company, the delisting of the Class A Common Stock from Nasdaq, the failure to timely comply with the reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and such other events of default included in the White Lion Notes. Upon an event of default, subject to any applicable cure period, the principal amount of the White Lion Notes will automatically be increased to an amount equal to (x) 120% multiplied by the then outstanding principal amount of this Note plus (y) accrued and unpaid interest on the unpaid principal amount of the Convertible Note to the date of payment and the full amount under the White Lion Notes will become due and payable to White Lion.

The White Lion Notes contain ownership limitations pursuant to which White Lion does not have the right to exercise any portion of its White Lion Notes if it would result in White Lion (together with its affiliates) beneficially owning more than 4.99% (or, at the election of White Lion, 9.99%) of the outstanding Class A Common Stock of the Company. The White Lion Notes are repayable by the Company at any time, in whole or in part, without premium or penalty; provided however, that prior to any prepayment the Company must provide at least 5 business days’ written notice to White Lion of its desire to prepay specifying the date of prepayment (the “Prepayment Date”) and prior to the Prepayment Date, White Lion may exercise any of its rights under the White Lion Notes, including without limitation its conversion rights. Upon an event of default, the outstanding principal amount of the outstanding White Lion Notes, plus accrued but unpaid interest will become immediately due and payable in full.

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Pursuant to applicable Nasdaq rules and the Note Purchase Agreement, in no event may the shares issued to White Lion under the Note Purchase Agreement upon the conversion of the White Lion Notes exceed 19.99% of the Company’s outstanding shares of Class A Common Stock immediately prior to the First Closing (the “Conversion Cap”). Any conversion or issuance, or portion thereof, that would otherwise exceed the Conversion Cap shall be void ab initio, and the number of shares of Class A Common Stock to be issued in connection with any such conversion or issuance shall be automatically reduced to the maximum number of shares issuable without exceeding the Conversion Cap, unless the Company obtains stockholder approval to issue shares of Class A Common Stock in excess of the Conversion Cap in accordance with applicable Nasdaq rules. Under the Note Purchase Agreement, the Company is obligated to seek stockholder approval for issuances to White Lion above the Conversion Cap within 60 days from June 9, 2026.   At the Company’s annual meeting of stockholders held on August 7, 2026, stockholders approved the issuance of shares of Class A Common Stock in excess of the Conversion Cap in accordance with Nasdaq Listing Rule 5635(d).

Pursuant to the Note Purchase Agreement and the outstanding Convertible Note, the Company is also subject to a most favored nation clause and restrictions on its ability to complete variable rate debt securities and enter equity lines of credit with providers other than White Lion without White Lion’s prior consent.

Concurrently with the Note Purchase Agreement, the Company entered into a related Registration Rights Agreement (the “Note RRA”) with White Lion, pursuant to which the Company agreed to file, within 30 days following the First Closing, a Registration Statement with the Securities and Exchange Commission covering the resale by White Lion of Conversion Shares. This requirement was not met. However, White Lion extended the requirement to August 31, 2026. The Note RRA also contains usual and customary damages provisions for failure to file and failure to have the Registration Statement declared effective by the SEC within the time periods specified therein.

Lumio Transaction

On October 25, 2024, the Company closed an Asset Purchase Agreement (the “Lumio Asset Purchase Agreement”) with Lumio Holdings, Inc., a Delaware corporation (“Lumio”), and Lumio HX, Inc., a Delaware corporation (together with Lumio, the “Lumio Sellers”), pursuant to which, subject to the terms and conditions set forth in the Lumio Asset Purchase Agreement, the Company agreed to acquire certain assets of the Lumio Sellers on an as-is, where-is basis, including uninstalled residential solar energy contracts, certain inventory, intellectual property and intellectual property rights, equipment, records, goodwill and other intangible assets (collectively, the “Lumio Assets”), free and clear of any liens other than certain specified liabilities of the Lumio Sellers that are being assumed therein (collectively, the acquisition of such Lumio Assets and assumption of such liabilities together, the “Lumio Transaction”) for a total purchase price of (i) $4 million in cash and (ii) 6,206,897 shares of the Company’s Class A Common Stock, to be paid to LHX Intermediate, LLC, a Delaware limited liability company (“LHX”).

The Lumio Assets included certain uninstalled or partially completed residential solar energy contracts through which a customer purchased the solar energy system, and additional uninstalled or partially completed residential solar energy projects where a third party leasing company (either Palmetto Solar, LLC d/b/a LightReach, or Sunnova) owns the solar energy system and leases the output of the system to a customer living in the home where the system is installed. Various of these Lumio projects are located in states where the Company has not previously operated, principally in California, Maryland, New Jersey, North Carolina, Oklahoma, and South Carolina, and the Company has newly established operations or is in the process of establishing operations in these states.

On December 24, 2024, the Company issued a Promissory Note (the “Lumio Promissory Note”) to LHX pursuant to which the Company could borrow up to an aggregate principal amount of $4,000,000 (the “Lumio Loan”). Subject to the terms and conditions set forth in the Lumio Promissory Note, the Lumio Loan shall be provided to the Company in three tranches: (i) $2,500,000 was provided upon execution of the Lumio Promissory Note (the “Initial Advance”), (ii) $750,000 if the Company achieves a specified Tranche 2 Milestone within 60 days from the Initial Advance (the “Tranche 2 Advance”) and (iii) $750,000 if the Company achieves the Tranche 3 Milestone within 60 days from the Tranche 2 Advance (the “Tranche 3 Advance”). “Tranche 2 Milestone” means the submission by the Company to the applicable regulatory bodies at least 340 permits to install solar energy systems sold through the Company’s year-round sales program. “Tranche 3 Milestone” means the completion by the Company of the installation of at least 296 solar energy systems sold through the Company’s year-round sales program. LHX may also waive any milestone described above and advance the applicable amounts to the Company.

On April 15, 2025, the Lumio Promissory Note was amended to provide that the Tranche 2 Advance will be delivered if a Tranche 2 Milestone is met within 120 days of the Initial Advance, and the Tranche 3 Advance will be delivered if a Tranche 3 Milestone is met within 120 days of the Tranche 2 Advance.

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The Lumio Loan will be repaid in full by issuing to LHX or its designee of a number of the Company’s shares of Class A Common Stock equal to the quotient of (i) the outstanding and unpaid amount of the Lumio Loan, divided by (ii) $1.35 (the “Lumio Share Issuance”). This repayment shall take place immediately following the later of: (x) the day falling on the first anniversary of December 24, 2024 (or the immediately previous business day) and (y) the date on which the stockholders of the Company approve the Lumio Share Issuance.

The Lumio Promissory Note contains customary representations, warranties and covenants of the parties, including an obligation of the Company to file a registration statement registering the resale of the shares issuable in the Lumio Share Issuance and to use reasonable efforts to have such registration statement declared effective as soon as practicable thereafter.

In connection with the Lumio Promissory Note, on December 24, 2024, LHX entered into a Voting Agreement with the Company and certain stockholders of the Company (the “Voting Agreement”), pursuant to which such stockholders agreed to vote (or cause to be voted), in person or by proxy, all the shares of Class A Common Stock and Class V Common Stock owned by such stockholders (i) in favor of the nomination and appointment of LHX’s designee to the board of directors of the Company, (ii) in favor of the issuance by the Company to LHX of shares of Class A Common Stock in connection with an option that may be granted to LHX to purchase up to 4,000,000 shares of Class A Common Stock, subject to the terms and conditions therein and (iii) in favor of the Lumio Share Issuance, when required pursuant to the Lumio Promissory Note.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company” we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Selling Stockholder Prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until October 31, 2028, which is the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering (“IPO”). However, if any of the following events occur prior to the end of such five-year period, (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), we will cease to be an emerging growth company prior to the end of such five-year period. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this Selling Stockholder Prospectus and our periodic reports and proxy statements.

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We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this Selling Stockholder Prospectus is a part (the “Registration Statement”) and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Class A Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Class A Common Stock) or a public float (based on our Class A Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Corporate Information

We were originally incorporated under the name “ESGEN Acquisition Corp.” as a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses, which we refer to throughout this Selling Stockholder Prospectus as our initial business combination. We completed our initial business combination with Sunergy Renewables, LLC, a Nevada limited liability company, on March 13, 2024, and changed our name to “Zeo Energy Corp.” On August 8, 2025 we consummated the Merger, as a result of which Heliogen became the wholly owned subsidiary of the Company.

Our principal executive office is located at 7625 Little Rd, Suite 200A, New Port Richey, FL 34654. Our telephone number is (727) 375-9375. Our website address is https://www.zeoenergy.com. Information contained on our website is not a part of this Selling Stockholder Prospectus, and the inclusion of our website address in this Selling Stockholder Prospectus is an inactive textual reference only.

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THE OFFERING

Securities to be Offered	Up to an aggregate of 60,670,613 shares of Class A Common Stock, held or acquirable by the Selling Stockholders.

Terms of the offering	The Selling Stockholders will determine when and how they will sell the securities offered in this Selling Stockholder Prospectus, as described in the “Plan of Distribution.”

Shares of Class A Common Stock outstanding prior to this offering (1)	41,703,489 shares of Class A Common Stock.

Shares of Class A Common Stock Outstanding after completion of this offering (1)	73,175,526 shares of Class A Common Stock, assuming conversion or exchange of all applicable securities into Class A Common Stock as described herein.

Use of Proceeds:	We will not receive any proceeds from the sale of the Class A Common Stock by the Selling Stockholders.

Listing of Securities:	Our shares of Class A Common Stock and Warrants are listed on Nasdaq under the symbols “ZEO” and “ZEOWW” respectively.

Risk Factors:	An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this Selling Stockholder Prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

(1)	The number of shares of Class A Common Stock outstanding after this offering is based on 41,703,489 shares of Class A Common Stock and outstanding as of August 20, 2026, but excludes:

●	17,080,000 shares of Class V Common Stock, par value $0.0001 (the “Class V Common Stock”)

●	3,567,654 shares of Class A Common Stock reserved for future issuance under the 2024 Omnibus Incentive Plan (the “2024 Plan”), as well as any automatic increases in the number of shares of our Class A Common Stock reserved for future issuance under the 2024 Plan; and

●	13,800,000 shares of Class A Common Stock issuable upon the exercise of the Warrants.

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RISK FACTORS

An investment in the securities offered through this Selling Stockholder Prospectus is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein, including, without limitation, those risk factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026 (the “2025 Annual Report”), along with any other risk factors included below and in any future filings we make with the SEC and in any prospectus supplement or free writing prospectus. You should also carefully consider other information contained and incorporated by reference in this Selling Stockholder Prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this Selling Stockholder Prospectus. The risks and uncertainties described in our other filings with the SEC and incorporated by reference herein and in any applicable prospectus supplement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page Alt-iii.

Our outstanding indebtedness could adversely affect our financial condition and ability to fulfill our obligations thereunder.

Our outstanding debts including our indebtedness owed to White Lion under the unsecured promissory note in the principal amount of $1,670,000 issued to White Lion on June 9, 2026, pursuant to the Note Purchase Agreement, may:

●	adversely impact our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes;

●	require us to dedicate a substantial portion of our cash flow to payment of principal and interest on our debt and fees on our letters of credit, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	subject us to the risk of increased sensitivity to interest rate increases based upon variable interest rates, including our outstanding borrowings (if any);

●	increase the possibility of an event of default under the financial and operating covenants contained in our existing debt instruments;

●	Upon conversion of the Convertible Note, we might incur material dilution in our outstanding Class A Common Stock;

●	limit our ability to adjust to rapidly changing market conditions, reduce our ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions of our business than our competitors with less debt; and

●	in the case of our indebtedness which is convertible into our Class A Common Stock held by White Lion, conversion of such debt to Class A Common Stock and subsequent sales of such Class A Common Stock could have a material adverse effect on our public share price.

Our ability to make scheduled payments of principal or interest with respect to our debt will depend on our ability to generate cash and our future financial results. If we are unable to generate sufficient cash flow from operations in the future to service our debt obligations, we might be required to refinance all or a portion of our existing debt or to obtain new or additional such facilities. However, we might not be able to refinance our existing debt or obtain any such new or additional facilities on favorable terms or at all.

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Sales, or the perception of sales, of our Class A Common Stock, including those shares registered in this registration statement, by us or our existing stockholders or our convertible debt holders, including the Selling Stockholders in the public market could cause the market price for our Class A Common Stock to decline.

The sale of substantial amounts of Class A Common Stock in the public market, including the White Lion Shares, or the perception that such sales could occur, could harm the prevailing market price of the Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In particular:

●	We have registered up to 10,713,607 shares of our Class A Common Stock for potential public sale by White Lion under a $30 million equity line of credit program we have in place with White Lion:

●	We are obligated to register for public resale up to 3,340,000 shares of our Class A Common Stock which are receivable by White Lion upon future conversion of a convertible promissory note we have in place with White Lion; and

●	We have registered 46,617,006 Shares of Class A Common Stock for public resale by certain Selling Stockholders, including 15,580,000 shares of Class A Common Stock issuable upon exchange of an equivalent number of Exchangeable OpCo Units and Class V Common Stock issued to the Sellers pursuant to the Business Combination Agreement.

The possibility of potential future sales of these shares could discourage investors from purchasing our Class A Common Stock, either through direct investment in our Company or in the open market, and could have a depressive effect on the price of our Class A Common Stock.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our Class A Common Stock may be delisted and the price of our Class A Common Stock and our ability to access the capital markets could be negatively impacted.

We must continue to satisfy the Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum closing bid price requirement of $1.00 per share for thirty (30) consecutive business days (the “Minimum Bid Price Requirement”). If a company fails for thirty (30) consecutive business days to meet the $1.00 minimum closing bid price requirement, Nasdaq will send a deficiency notice to the company, advising that it has been afforded a “compliance period” of 180 calendar days to regain compliance with the applicable requirements.

A delisting of our Class A Common Stock from the Nasdaq   Capital Market could materially reduce the liquidity of our Class A Common Stock and result in a corresponding material reduction in the price of our Class A Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors and employees. Further, pursuant to the terms of the White Lion Notes, any delisting of the Company’s securities will result in the White Lion Notes becoming immediately due and payable in an amount equal to 120% of the then-outstanding amount under the White Lion Notes along with any interest accrued as per the terms therein.

On April 23, 2026, the Company received a letter from the listing qualifications staff of The Nasdaq Stock Market LLC (“Staff”) indicating that, based upon the closing bid price of the Company’s Class A Common Stock for the last 30 consecutive business days, the Company no longer meets the Minimum Bid Price Requirement, and provided the Company until October 20, 2026 to regain compliance with the Minimum Bid Price Requirement. If the Company evidences a closing bid price of at least $1 per share for a minimum of 10 consecutive business days during the 180-day compliance period, the Company will automatically regain compliance. In the event the Company does not regain compliance with the $1 bid price requirement by October 14, 2026, the Company may be eligible for consideration of a second 180-day compliance period if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq Capital Market, other than the Minimum Bid Price Requirement. In addition, the Company would also be required to notify the Staff of its intent to cure the minimum bid price deficiency. If the Company fails to regain compliance with the Nasdaq continued listing standards, the Staff will provide notice that the Company’s Class A Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. The notification has no immediate effect on the listing of the Company’s Class A Common Stock on Nasdaq. The Company intends to monitor the closing bid price of its Class A Common Stock and consider its available options in the event the closing bid price of its Class A Common Stock remains below $1 per share.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this Selling Stockholder Prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Class A Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock covered by this Selling Stockholder Prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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SELLING STOCKHOLDERS

We have prepared this Selling Stockholder Prospectus to allow the Selling Stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 60,670,613 shares of our Class A Common Stock in the manner contemplated under “Plan of Distribution” below.

In connection with certain registration rights that we granted to the Selling Stockholders, we filed with the SEC the Registration Statement, with respect to the resale or other disposition of the Shares offered by this Selling Stockholder Prospectus from time to time on Nasdaq, in privately negotiated transactions or otherwise. Under the agreements with the respective Selling Stockholders, we agreed to keep such registration statement effective and to keep this Selling Stockholder Prospectus available for use by the Selling Stockholders until all of the securities covered by the registration statement have been sold or may be sold without restriction under Rule 144.

The following table sets forth the names of the Selling Stockholders and the aggregate number of Shares that the Selling Stockholders may offer and sell pursuant to this Selling Stockholder Prospectus, as well as other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Class A Common Stock of the Company held by the Selling Stockholders.

The Selling Stockholders may sell some, all or none of the Shares. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with any Selling Stockholders regarding the sale or other disposition of any of the Shares. The Shares may be offered and sold from time to time by the Selling Stockholders pursuant to this Selling Stockholder Prospectus. The information below assumes the offer and sale of all Shares beneficially owned by the Selling Stockholders and available for sale under this Selling Stockholder Prospectus and assumes no further acquisitions or dispositions of Shares by the Selling Stockholders. The information set forth below is based upon information obtained from the Selling Stockholders. The percentages of shares owned after the offering are based on 41,703,489 shares of Class A Common Stock outstanding as of August 20, 2026.

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	Securities to be Sold in This Offering		Securities Beneficially Owned After This Offering(13)
Name of Selling Holders	Shares of Class A Common Stock	%	Shares of Class A Common Stock	%
SANJAY BISHNOI(1)	80,000	*	0	0%
LARRY L HELM	10,000	*	0	0%
MARK M JACOBS(2)	80,000	*	152,657	*
IKE CLAYPOOL	2,243	*	0	0%
SCOTT CRIST	2,243	*	0	0%
CLAY DAVIS	4,487	*	0	0%
DONLIN FINANCIAL LLC	5,610	*	0	0%
KENNY FENG	44,874	*	0	0%
MICHAEL HANDEL & KELLY HANDEL	2,244	*	0	0%
HUNDY HOLDINGS LLC	2,244	*	0	0%
JJN INVESTMENTS NO 2 LP	4,487	*	0	0%
KRIS VAN NORMAN	2,243	*	0	0%
DENNIS RAINOSEK	17,947	*	0	0%
DAVID ROSENFIELD	2,243	*	0	0%
GERALD W SCHLIEF	44,874	*	0	0%
SOUTHPAW INTERESTS LLC	5,609	*	0	0%
STACIE FERGUSON EXEMPT TRUST	2,243	*	0	0%
WADE HAMPTON PARTNERS LP	5,609	*	0	0%
WISE FAMILY HOLDINGS LP	7,853	*	0	0%
ESGEN LLC(3)	5,095,866	12.22%	0	0%
Southern Crown Holdings, LLC(4)	5,462,178	13.10%	0	0%
LAMADD LLC(5)	4,666,873	11.19%	0	0%
JKae Holdings, LLC(6)	5,422,900	13.00%	0	0%
Clarke Capital, LLC(7)	5,343,010	12.81%	0	0%
LCB Trust(8)	2,308,883	5.54%	0	0%
Live Your Label, LLC(9)	218,653	*	0	0%
Triple E Companies USA LLC(10)	218,653	*	0	0%
Sun Managers, LLC(11)	5,064,241	12.14%	0	0%
GABE inc.(12)	697,392	1.67%	0	0%
SKILLA EEBS MARKETING LLC(12)	30,000	*	0	0%
benson smith llc(12)	74,552	*	0	0%
Mosiah murdock llc(12)	26,730	*	0	0%
ellis industries llc(12)	750,000	1.80%	0	0%
easton ventures llc(12)	118,838	*	0	0%
shmaaks enterprises llc(12)	48,003	*	0	0%
cepedaescobedo enterprises llc.(12)	109,486	*	0	0%
Trevor durnell(12)	85,973	*	0	0%
experience design llc(12)	16,850	*	0	0%
lyle reyes(12)	116,851	*	0	0%
southern porch estates(12)	250,000	*	0	0%
stirling adams(12)	175,000	*	271,934	*
RAUL GONZALEZ(12)	667	*	0	0%
PEYTON ANDERTON(12)	13,831	*	0	0%
GRANT EADES(12)	7,870	*	0	0%
TRR VENTURES LLC(12)	12,500	*	0	0%
BRYCE HESLOP(12)	22,302	*	0	0%
LHX Intermediate, LLC (14)	9,931,851	23.82%	0	0%
WHITE LION CAPITAL, LLC (15)	14,053,607	33.70%	0	0%

*	Less than 1%

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(1)	Mr. Bishnoi is a former director of ESGEN.

(2)	Mr. Jacobs is a director of Zeo.

(3)	Consists of 3,257,436 shares of Class A Common Stock and 1,838,430 shares of Class A Common Stock issuable upon the conversion of Class V Common Stock. James P. Benson, a director of Zeo, Michael C. Mayon and Andrea Bernatova are the managers of ESGEN LLC, and each of them disclaims beneficial ownership over any securities owned by ESGEN LLC in which he or she does not have any pecuniary interest.

(4)	Anton Hruby, the former Chief Operating Officer of Sunergy, is the beneficial owner of these shares. Consists of (i) 3,461,700 shares of Class A Common Stock and (ii) 2,000,478 shares of Class A Common Stock issuable upon the conversion of 2,000,478 shares of Class V Common Stock.

(5)	Gianluca Guy, the former Chief Installation and Strategy Officer and formerly a director of Zeo, is the beneficial owner of these shares. Consists of (i) 2,666,395 shares of Class A Common Stock and (ii) 2,000,478 shares of Class A Common Stock issuable upon the conversion of 2,000,478 shares of Class V Common Stock.

(6)	Kalen Larsen, the Chief Operating Officer of Zeo, is the beneficial owner of these shares. Consists of (i) 2,407,236 shares of Class A Common Stock and (ii) 3,015,664 shares of Class A Common Stock issuable upon the conversion of 3,015,664 shares of Class V Common Stock.

(7)	Brandon Bridgewater, the Chief Sales Officer of Zeo, is the beneficial owner of these shares. Consists of (i) 2,827,346 shares of Class A Common Stock and (ii) 2,515,664 shares of Class A Common Stock issuable upon the conversion of 2,515,664 shares of Class V Common Stock.

(8)	Timothy Bridgewater, the Chief Executive Officer and director of Zeo, is the beneficial owner of these shares. Consists of (i) 750,000 shares of Class A Common Stock and (ii) 1,558,883 shares of Class A Common Stock issuable upon the conversion of 1,558,883 shares of Class V Common Stock.

(9)	Consists of 218,653 shares of Class A Common Stock issuable upon the conversion of 218,653 shares of Class V Common Stock.

(10)	Consists of 218,653 shares of Class A Common Stock issuable upon the conversion of 218,653 shares of Class V Common Stock.

(11)	Consists (i) 1,012,714 shares of Class A Common Stock and (ii) 4,051,527 shares of Class A Common Stock issuable upon the conversion of 4,051,527 shares of Class V Common Stock held by Sun Managers, LLC for which Timothy Bridgewater is the beneficial owner. Sun Managers, LLC is expected to use such shares in connection with a management equity program. Mr. Bridgewater disclaims beneficial ownership over any such shares held by Sun Managers, LLC. As of the date of this Selling Stockholder Prospectus, Sun Managers has distributed an aggregate of 2,487,286 shares of Class A Common Stock to certain of the Selling Stockholders listed in this table.

(12)	The shares of Class A Common Stock held by this Selling Stockholder were distributed to such Selling Stockholder by Sun Managers, LLC as part of a management incentive plan.

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(13)	Assumes that all shares of Class A Common Stock being registered under the Registration Statement of which this Selling Stockholder Prospectus forms a part are sold in this offering, and that none of the Selling Stockholders acquire additional shares of Class A Common Stock after the date of this Registration Statement and prior to completion of this offering.

(14)	White Oak Global Advisors, LLC (“WOGA”) is the manager of LHX. WOGA disclaims beneficial ownership with respect to any shares of Class A Common Stock, except to the extent of its pecuniary interest in such securities. Investment and voting decisions for WOGA are made by a simple majority vote of its investment committee. Therefore, no individual member of the investment committee is considered to be the beneficial owner of the shares of Class A Common Stock, except to the extent of his or her pecuniary interest in such securities.

(15)	The business address of White Lion is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316. White Lion’s principal business is that of a private investor. Yash Thukral, Sam Yaffa, and Nathan Yee are the managing principals of White Lion. Therefore, each of Thukral, Yaffa, and Yee may be deemed to have sole voting control and investment discretion over securities beneficially owned directly by White Lion and, indirectly, by White Lion. We have been advised that White Lion is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Thukral, Yaffa, and Yee as to beneficial ownership of the securities beneficially owned directly by White Lion and, indirectly, by White Lion. Includes up to (i) 3,340,000 shares of Class A Common Stock underlying the Convertible Note, (ii) up to 10,713,607 shares of Class A Common Stock issuable to White Lion pursuant to the White Lion Purchase Agreement, and (iii) up to $100,000 worth of the Commitment Shares. The Convertible Note contains ownership limitations pursuant to which White Lion does not have the right to exercise any portion of its Convertible Note if it would result in White Lion (together with its affiliates) beneficially owning more than 4.99% (or, at the election of White Lion, 9.99%) of the outstanding Class A Common Stock upon the issuance of Class A Common Stock in connection with any such conversion.

Relationship with the Selling Stockholders

Except for the ownership of the Shares, and as disclosed in our filings with SEC, and otherwise provided below, the Selling Stockholders have not had any material relationship with us within the past three years.

White Lion

On January 27, 2026, the Company entered into the White Lion Purchase Agreement with White Lion. We also entered into the RRA. Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30.0 million in aggregate gross purchase price of newly issued shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the White Lion Purchase Agreement. Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion commenced on the date of the execution of White Lion Purchase Agreement and extends until the White Lion Commitment Period.

On June 9, 2026, the Company entered into the Note Purchase Agreement with White Lion, pursuant to which the Company agreed to issue, and White Lion agreed to purchase, at one or more closings, on the terms and conditions contained in the Note Purchase Agreement, the White Lion Notes in an aggregate funded amount of up to $7,500,000.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws.

The following description summarizes certain important terms of our capital stock, including the provisions included in our Certificate of Incorporation, Bylaws, Certificate of Designation and the 2025 Annual Report. This description is not complete and is qualified by reference to the full text of our Certificate of Incorporation, Bylaws, Certificate of Designation and the 2025 Annual Report, which are included as exhibits to the registration statement of which this Selling Stockholder Prospectus is a part, as well as the applicable provisions of the DGCL.

Authorized Capitalization

General

Zeo has authority to issue 410,000,000 shares, consisting of:

●	400,000,000 shares of common stock, divided into (i) 300,000,000 shares of Class A Common Stock and (ii) 100,000,000 shares of Class V Common Stock; and

●	10,000,000 shares of preferred stock.

The following summary describes certain material provisions of Zeo’s capital stock. We urge you to read the Organizational Documents.

Common Stock

Class A Common Stock

Voting Rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to Class V Common Stock.

To the fullest extent permitted by law, holders of shares of each class of Class A Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under the Charter (including any certificate of designations relating to any series of preferred stock) or under the DGCL.

Dividends; Stock Splits or Combinations. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of Zeo that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.

In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”), unless:

(i)	a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner; and

(ii)	the Stock Adjustment has been reflected in the same economically equivalent manner on all OpCo Units and Convertible OpCo Preferred Units.

Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

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Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Zeo, after payment or provision for payment of the debts and other liabilities of Zeo and of the preferential and other amounts, if any, to which the holders of preferred stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock is entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock is entitled to receive the remaining assets of Zeo available for distribution ratably in proportion to the number of shares of Class A Common Stock.

Class V Common Stock

Shares of Class V Common Stock may, together with the corresponding Exchangeable OpCo Units, be exchanged for shares of Class A Common Stock, subject to the terms and conditions discussed in the OpCo A&R LLC Agreement.

Voting Rights. Each holder of Class V Common Stock is entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Further, the holders of the outstanding shares of Class V Common Stock are entitled to vote separately on any amendment to the Charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such series of Common Stock in a manner that is disproportionately adverse as compared to Class A Common Stock.

To the fullest extent permitted by law, holders of shares of each class of Class V Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon under the Charter (including any certificate of designations relating to any series of preferred stock) or under the DGCL.

Dividends; Stock Splits or Combinations. Except as described under the heading “Description of Zeo’s Capital Stock — Common Stock — Class A Common Stock — Dividends; Stock Splits or Combinations,” dividends of cash or property may not be declared or paid on shares of Class V Common Stock.

Liquidation. Without limiting the rights of the holders of Exchangeable OpCo Units to exchange their Exchangeable OpCo Units or the requirement of holders of Convertible OpCo Preferred Units to exchange the Exchangeable OpCo Units such holders would receive upon conversion of their Convertible OpCo Preferred Units, as applicable, along with the surrender for cancellation of an equal number of shares of Class V Common Stock, for shares of Class A Common Stock pursuant to the OpCo A&R LLC Agreement, the holders of shares of Class V Common Stock, as such, are not entitled to receive, with respect to such shares, any assets of Zeo, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Zeo.

Cancellation of Class V Common Stock. No holder of Class V Common Stock may transfer shares of Class V Common Stock to any person unless such holder transfers a corresponding number of Exchangeable OpCo Units or Convertible OpCo Preferred Units in accordance with the provisions of the OpCo A&R LLC Agreement. If any outstanding share of Class V Common Stock ceases to be held by a holder of the corresponding Exchangeable OpCo Unit or Convertible OpCo Preferred Unit (provided, that in the event of a conversion of Convertible OpCo Preferred Units into Exchangeable OpCo Units, there will be a number of shares of Class V Common Stock issued or retired in relation to such conversion as necessary such that the number of shares of Class V Common Stock held by the converting person equals the number of Exchangeable OpCo Units issued to such converting person in such conversion), including any share of Class V Common Stock exchanged for a share of Class A Common Stock pursuant to the OpCo A&R LLC Agreement, such share shall automatically and without further action on the part of Zeo or any holder of Class V Common Stock be transferred to Zeo for no consideration and retired and restored to the status of an authorized but unissued share of Class V Common Stock.

Further Issuances of Class V Common Stock. No shares of Class V Common Stock shall be issued at any time after the effective date of this Charter, except (i) to one or more new or existing members of OpCo to whom Exchangeable OpCo Units (provided that in the event of an issuance of Exchangeable OpCo Units as a result of a conversion of Convertible OpCo Preferred Units into Exchangeable OpCo Units, the requirement set forth in the preceding paragraph with respect to the corresponding Class V Common Stock will apply) or Convertible OpCo Preferred Units are also issued, (ii) to a member of OpCo holding Exchangeable OpCo Units or Convertible OpCo Preferred Units in a number necessary to maintain a one-to-one ratio between the collective number of Exchangeable OpCo Units or Convertible OpCo Preferred Units outstanding, on the one hand, and the number of shares of Class V Common Stock outstanding or (iii) for the issuance of shares of Class V Common Stock in connection with a stock dividend, stock split, reclassification or similar transaction that affects proportionately all outstanding shares of Common Stock and is in accordance with the provisions of the Charter.

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Preemptive Rights. To the extent Exchangeable OpCo Units or Convertible OpCo Preferred Units are issued pursuant to the OpCo A&R LLC Agreement (provided that in the event of an issuance of Exchangeable OpCo Units as a result of a conversion of Convertible OpCo Preferred Units into Exchangeable OpCo Units, the requirement set forth in two paragraphs above with respect to the corresponding Class V Common Stock will apply) to anyone other than Zeo or a wholly owned subsidiary of Zeo, an equivalent number of shares of Class V Common Stock (subject to adjustment as set forth in the Charter) shall be issued at par to the same holder to whom such Exchangeable OpCo Units or Convertible OpCo Preferred Units, as applicable are issued.

Authorized But Unissued Common Stock

The number of authorized shares of any particular class of Common Stock may not be decreased below the number of shares of such class then outstanding. In the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the exchange of all Exchangeable OpCo Units, along with an equal number of shares of Class V Common Stock, pursuant to the OpCo A&R LLC Agreement and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for shares of Class A Common Stock.

Preferred Stock

The Board has the authority, without action by the stockholders, to create and issue shares of preferred stock in one or more series, and, with respect to each such series, establish the designation of such series and the number of shares to be included in such series and fix the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of Zeo outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the dividend or liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A Common Stock. As of the date of this Selling Stockholder Prospectus, Zeo Energy has no shares of preferred stock which are issued and outstanding.

Warrants

Each Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing April 12, 2024, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a Warrant holder may exercise its Warrants only for a whole number of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrant will expire March 13, 2029, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a share of Class A Common Stock upon exercise of a Warrant unless the share of Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant are not entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed to maintain the effectiveness of a registration statement and a current prospectus relating to those shares of Class A Common Stock underlying the Warrants until the Warrants expire or are redeemed, as specified in the warrant agreement; provided, that if our shares of Class A Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Warrants holders may during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the lesser of (i) the quotient obtained by dividing (A) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (B) the fair market value and (ii) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of Class A Common Stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

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Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00

Once the Warrants become exercisable, we may redeem the outstanding Zeo Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “Warrants — Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Class A Common Stock Equals or Exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants:

●	in whole and not in part;

●	at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption; provided, that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Common Stock (as defined below) except as otherwise described below; and

●	if, and only if, the closing price of the shares of Class A Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of the shares of Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of Class A Common Stock issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “Warrants — Anti-Dilution Adjustments” below. If the number of shares of Class A Common Stock issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares of Class A Common Stock deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (i) in the case of an adjustment pursuant to the fifth paragraph under the heading “Warrants — Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “Warrants — Anti-Dilution Adjustments” and the denominator of which is $10.00 and (ii) in the case of an adjustment pursuant to the second paragraph under the heading “Warrants — Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

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Redemption Date (period	Fair Market Value of shares of Class A Common Stock
to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any share of Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per public share, which may be at a time when the trading price of the shares of Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “Warrants — Redemption of Warrant When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of this Selling Stockholder Prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.

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As stated above, we can redeem the Warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Class A Common Stock pursuant to the warrant agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Class A Common Stock, Zeo (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Redemption Procedures

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a capitalization or share dividend paid in shares of Class A Common Stock to all or substantially all holders of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering made to all or substantially all holders of ESGEN ordinary shares entitling holders to purchase shares of Class A Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) and (ii) one minus the quotient of (a) the price per share of Class A Common Stock paid in such rights offering and (b) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Class A Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (i) as described above, or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

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In addition, if (i) we issue additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the Closing at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any founder shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the Closing (net of redemptions), and (iii) the volume weighted average trading price of the ESGEN Class A ordinary shares during the 20 trading day period starting on the trading day prior to the Closing (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “Warrants — Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Warrants — Redemption of Warrant When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement.

If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

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The Warrants have been issued in registered form under a warrant agreement between CST, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in ESGEN’s prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ESGEN ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants; provided, that the approval by the holders of at least 50% of the then-outstanding Warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which is filed as an exhibit to the Registration Statement of which this Selling Stockholder Prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Transfer Agent and Warrant Agent

The transfer agent for Class A Common Stock and warrant agent for Warrants is CST.

Anti-Takeover Effects of Provisions of Delaware Law and the Organizational Documents

Certain provisions of the Organizational Documents could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of Board and in the policies formulated by Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Special Meeting of Stockholders. Subject to the special rights of any holders of any series of preferred stock, meetings of stockholders of Zeo may be called, for any purpose or purposes, at any time, only by or at the direction of the Board, the chairperson of the Board or the Chief Executive Officer of Zeo, and the ability of the stockholders or any other person to call a special meeting of the stockholders is specifically denied. However, as long as the holders of shares of Class V Common Stock beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings of stockholders for any purpose or purposes may also be called by or at the request of stockholders of Zeo collectively holding shares of capital stock of Zeo representing a majority of the total voting power of the outstanding shares of capital stock of Zeo entitled to vote generally in the election of directors of Zeo. Following the Closing, the holders of shares of Class V Common Stock held approximately 87.5% of the total voting power of stock of Zeo entitled to vote generally in election of directors.

Election and Removal of Directors. Subject to any limitations imposed by applicable law and except for additional directors of Zeo elected by the holders of any series of preferred stock as provided for or fixed pursuant to the Charter, any director of Zeo or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of capital stock of Zeo entitled to vote generally in the election of directors of Zeo, voting together as a single class. In case any one or more directors of Zeo should be so removed, and except as otherwise expressly required by law, and subject to the special rights of the holders of one or more series of preferred stock to elect directors, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders of Zeo.

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Other Limitations on Stockholder Actions. Our Bylaws also impose certain procedural requirements on stockholders who wish to:

●	make nominations in the election of directors; or

●	propose any other business to be brought before an annual meeting of stockholders.

Under these procedural requirements, in order to bring a proposal of business before an annual meeting of stockholders, a stockholder must deliver timely written notice of a proposal pertaining to a proper matter for stockholder action at the annual meeting to Zeo’s secretary containing, among other things, the following:

●	the name and record address of each stockholder proposing business (such person, a “Proposing Person”), as they appear in Zeo’s books;

●	the class or series and number of shares of stock of Zeo, directly or indirectly, held of record and beneficially by the Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act);

●	the Proposing Person’s Disclosable Interests (as such term is defined in the Bylaws);

●	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

●	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares;

●	a description of the business or nomination to be brought before the meeting, the text of the proposal, the reasons for conducting such business at the meeting and any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and

●	a statement whether or not the stockholder giving the notice and/or the other Proposing Person or Proposing Persons, if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of Zeo required under applicable law to approve the business proposal.

Our Bylaws also set out the timeliness requirements for delivery of such notice.

In order to submit a nomination for the Board, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders. There shall be no cumulative voting in the election of directors for the Board.

Limitation on Liability and Indemnification of Officers and Directors

The Organizational Documents provide indemnification for Zeo’s directors and officers to the fullest extent permitted by the DGCL. Zeo has entered into indemnification agreements with each of its directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Charter includes provisions that eliminate the personal liability of Zeo’s directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer. The effect of this provision is to restrict Zeo’s rights and the rights of its stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director, except that a director or officer will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

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Exclusive Forum

The Charter provides that, unless Zeo consents in writing to the selection of an alternative forum, the Delaware Court of Chancery shall be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action, suit or proceeding brought on behalf of Zeo; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of Zeo to Zeo or to Zeo’s stockholders; (iii) any action, suit or proceeding asserting a claim against Zeo, its current or former directors, officers, employees, agents or stockholders arising pursuant to any provision of the DGCL or the Organizational Documents; and (iv) any action, suit or proceeding asserting a claim against Zeo, its current or former directors, officers, employees, agents or stockholders governed by the internal affairs doctrine.

Further, unless Zeo consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. If any action the subject matter of which is within the scope of the exclusive forum provisions of the Charter is filed in a court other than the Delaware Court of Chancery (a “Foreign Action”) by any stockholder (including any beneficial owner), to the fullest extent permitted by law, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Delaware Court of Chancery in connection with any action brought in any such court to enforce such exclusive forum provisions of the Charter; and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. There is uncertainty as to whether a court would enforce these provisions, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in any security of Zeo shall be deemed to have notice of and consented to the exclusive forum provisions of the Charter.

Registration Rights

A&R Registration Rights Agreement

On March 13, 2024, the Sellers, the Zeo Holders and Zeo entered into the A&R Registration Rights Agreement, pursuant to which, among other things, Zeo agreed to provide the New PubCo Holders certain registration rights with respect to certain shares of Class A Common Stock held by them or otherwise issuable to them pursuant to the Business Combination Agreement, the OpCo A&R LLC Agreement or the Charter.

The White Lion Transaction Registration Rights Agreements

On January 27, 2026, we entered into the White Lion Purchase Agreement with White Lion. In connection with the White Lion Purchase Agreement, we entered into the RRA with White Lion providing for the resale of the shares purchased by White Lion under the White Lion Purchase Agreement.

On June 9, 2026 we entered into the Note Purchase Agreement with White Lion. In connection with the Note Purchase Agreement, we entered into the Note RRA with White Lion providing for the resale of the Shares issuable upon the conversion of the Convertible Note.

Description of Applicable Lock-Up Periods

Amendment to the Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Initial Shareholders entered into the Amendment to the Letter Agreement, pursuant to which, among other things, the Initial Shareholders and Sponsor agreed to forfeit an additional 500,000 shares of Class A Common Stock if, within two years of the Closing, (which occurred on March 13, 2024), the Convertible OpCo Preferred Units are redeemed or converted (and agreed not to transfer such applicable shares until two years after Closing).

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, Zeo’s stockholders will have appraisal rights in connection with a merger or consolidation of Zeo involving the payment of only cash consideration in respect of their shares. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of Zeo’s stockholders may bring an action in Zeo’s name to procure a judgment in Zeo’s favor, also known as a derivative action; provided, that the stockholder bringing the action is a holder of Zeo’s shares at the time of the transaction to which the action relates, or such stockholder’s stock thereafter devolved by operation of law.

Listing of Securities

Shares of our Class A Common Stock and Warrants are traded on Nasdaq under the symbols “ZEO” and “ZEOWW” respectively. Our Class V Common Stock is not listed on any exchange.

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PLAN OF DISTRIBUTION

The Selling Stockholders, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Shares by this Selling Stockholder Prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this Selling Stockholder Prospectus by the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares covered by this Selling Stockholder Prospectus.

Each Selling Stockholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by the Selling Stockholders. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The Selling Stockholders may use any one or more of the following methods when disposing of Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●

block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this Selling Stockholder Prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●

through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this Selling Stockholder Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through firm-commitment underwritten public offerings;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this Selling Stockholder Prospectus, or under an amendment to this Selling Stockholder Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this Selling Stockholder Prospectus. The Selling Stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this Selling Stockholder Prospectus.

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In connection with the sale of Shares, or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions it assumes. The Selling Stockholders may also sell Shares short and deliver the Shares to close out any such short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this Selling Stockholder Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Selling Stockholder Prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect certain transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Selling Stockholder Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or Financial Industry Regulatory Authority (“FINRA”), and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this Selling Stockholder Prospectus, provided that each meets the criteria and conforms to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders are subject to the prospectus delivery requirements of the Securities Act. Notwithstanding the forgoing, White Lion is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act for the purposes of sale of our Class A Common Stock that it may acquire from us pursuant to the White Lion Purchase Agreement.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the names of the Selling Stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Selling Stockholder Prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and the Selling Stockholders complies with such exemption’s requirements.

The Selling Stockholders and any other person participating in a sale of the Shares registered under this Selling Stockholder Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person.

All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this Selling Stockholder Prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to certain agreements with the Selling Stockholders, we have agreed to maintain the effectiveness of the registration statement of which this Selling Stockholder Prospectus forms a part and to keep this Selling Stockholder Prospectus available for use by the Selling Stockholders until all of the securities covered by the registration statement have been sold or may be sold without restriction under Rule 144 under the Securities Act.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this Selling Stockholder Prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The audited financial statements as of December 31, 2024 incorporated by reference in this Selling Stockholder Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing. The audited financial statements as of December 31, 2025 incorporated in this Selling Stockholder Prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Tanner LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This Selling Stockholder Prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this Selling Stockholder Prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this Selling Stockholder Prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at https://zeoenergy.com/. Information contained in or accessible through our website does not constitute a part of this Selling Stockholder Prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Selling Stockholder Prospectus. Information in this Selling Stockholder Prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this Selling Stockholder Prospectus, while information that we file later with the SEC will automatically update and supersede the information in this Selling Stockholder Prospectus. We incorporate by reference into this Selling Stockholder Prospectus and the registration statement of which this Selling Stockholder Prospectus is a part of the information or documents listed below that we have filed with the SEC (Commission File No. 001-40927):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on April 1, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 15, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as filed with the SEC on August 14, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 27, 2026, April 17, 2026, April 24, 2026, June 15, 2026, August 11, 2026 and August 21, 2026;

●	The description of our Class A Common Stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of the Shares shall be deemed to be incorporated by reference in this Selling Stockholder Prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Selling Stockholder Prospectus shall be deemed modified, superseded or replaced for purposes of this Selling Stockholder Prospectus to the extent that a statement contained in this Selling Stockholder Prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this Selling Stockholder Prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Selling Stockholder Prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Selling Stockholder Prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this Selling Stockholder Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this Selling Stockholder Prospectus. You may obtain documents incorporated by reference in this Selling Stockholder Prospectus by requesting them in writing or by telephone from:

Zeo Energy Corp.

7625 Little Rd, Suite 200A New Port Richey, FL 34654

Attention: Timothy Bridgewater

Telephone: (727) 375-9375

Information about us is also available at our website at www.zeoenergy.com/. However, the information on our website is not a part of this Selling Stockholder Prospectus and is not incorporated by reference.

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Zeo Energy Corp.

60,670,613 Shares of Class A Common Stock

Offered by the Selling Stockholders Named Herein

Prospectus

                                 , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC Registration Fee	$20,959.46
Printing and EDGAR Expenses	$5,000.00
Legal Fees and Expenses	$40,000.00
Accounting Fees and Expenses	$100,000.00
Transfer Agent and Miscellaneous Fees and Expenses	$34,040.54
Total	$200,000.00

Item 15. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for indemnification for Zeo’s directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, the Charter includes provisions that eliminate the personal liability of Zeo’s directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer. The effect of this provision is to restrict Zeo’s rights and the rights of its stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his or her duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director or officer of Zeo shall not be personally liable to Zeo or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of Zeo shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment. Further, our Certificate of Incorporation provides that, to the fullest extent permitted by law, Zeo may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Zeo or any predecessor of Zeo or is or was serving at the request of Zeo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibit- Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
4.1**	Form of Certificate of Designation of Preferred Stock
4.2**	Form of Stock Purchase Contract
4.3**	Form of Warrant Agreement and Form of Warrant Certificate
4.4**	Form of Subscription Rights Agreement and Form Subscription Rights Certificate
4.5*	Form of Indenture
4.6**	Form of Note
4.7**	Form of Debt Securities
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	Note Purchase Agreement dated June 9, 2026 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Commission on June 15, 2026).
10.2	Form of Convertible Note (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the Commission on June 15, 2026).
10.3	Registration Rights Agreement dated June 9, 2026 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the Commission on June 15, 2026).
10.4	Common Stock Purchase Agreement effective January 27, 2026 between the Company and White Lion (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Commission on January 27, 2026)
10.5	Registration Rights Agreement effective January 27, 2026 between the Company and White Lion (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the Commission on January 27, 2026)
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm of Zeo Energy Corp.
23.2*	Consent of Tanner LLP, independent registered public accounting firm of Zeo Energy Corp.
23.3*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
25.1**+	Statement of Eligibility of Trustee on Form T-1
107*	Filing fee table

*	Filed herewith.

**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)	The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	If the registrant is relying on Rule 430B,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that: in a registration statement permitted by Rule 430A: (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zeo Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized on the 21st day of August, 2026.

ZEO ENERGY CORP.

By:	/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Timothy Bridgewater and Stirling Adams as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Timothy Bridgewater	Chief Executive Officer and Chairman
Timothy Bridgewater	(Principal executive officer)	August 21, 2026

/s/ Cannon Holbrook	Chief Financial Officer
Cannon Holbrook	(Principal financial officer and accounting officer)	August 21, 2026

/s/ Dr. Abigail M. Allen	Director
Dr. Abigail M. Allen		August 21, 2026

/s/ James P. Benson	Director
James P. Benson		August 21, 2026

/s/ Neil Bush	Director
Neil Bush		August 21, 2026

/s/ Mark Jacobs	Director
Mark Jacobs		August 21, 2026